EXHIBIT 2.2

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                AMERIPATH, INC.

                               AMP MERGER CORP.,

                                      AND

                     PATHOLOGY CONSULTANTS OF AMERICA, INC.
                               (D/B/A INFORM DX)

                          Dated as of November 7, 2000

  ===========================================================================

                               TABLE OF CONTENTS

                                                                                                       PAGE
ARTICLE 1   TRANSACTIONS AND TERMS OF MERGER...........................................................   1
- ---------   --------------------------------
       1.1  Merger.....................................................................................   1
       ---  ------
       1.2  Time and Place of Closing..................................................................   2
       ---  -------------------------
       1.3  Effective Time.............................................................................   2
       ---  --------------
ARTICLE 2   TERMS OF MERGER............................................................................   2
- ---------   ---------------
       2.1  Charter....................................................................................   2
       ---  ------
       2.2  Bylaws.....................................................................................   2
       ---  ------
       2.3  Officers and Directors.....................................................................   2
       ---  ----------------------
       2.4  Tax-Free Reorganization....................................................................   2
       ---  -----------------------
       2.5  Pooling Treatment..........................................................................   2
       ---  -----------------
ARTICLE 3   MANNER OF CONVERTING SHARES................................................................   2
- ---------   ---------------------------
       3.1  Conversion of Shares.......................................................................   2
       ---  --------------------
       3.2  Anti-Dilution Provisions...................................................................   3
       ---  ------------------------
       3.3  Shares Held by the Company.................................................................   3
       ---  --------------------------
       3.4  Fractional Shares..........................................................................   3
       ---  -----------------
       3.5  Conversion of Stock Options and Warrants...................................................   3
       ---  ----------------------------------------
       3.6  Dissenting Stockholders....................................................................   5
       ---  -----------------------
       3.7  Escrow; Shareholders' Representative.......................................................   5
       ---  ------------------------------------
ARTICLE 4   EXCHANGE OF SHARES.........................................................................   6
- ---------   ------------------
       4.1  Deposit of Certificates with Transfer Agent................................................   6
       ---  -------------------------------------------
       4.2  Exchange Procedures........................................................................   6
       ---  -------------------
       4.3  Distributions with Respect to Unexchanged Shares...........................................   7
       ---  ------------------------------------------------
       4.4  Rights of Former IDX Owners................................................................   7
       ---  ---------------------------
       4.5  No Fractional Shares.......................................................................   7
       ---  --------------------
       4.6  Termination of Exchange Fund...............................................................   7
       ---  ----------------------------
       4.7  No Liability...............................................................................   8
       ---  ------------
       4.8  Investment of Exchange Fund................................................................   8
       ---  ---------------------------
       4.9  Lost Certificates..........................................................................   8
       ---  -----------------
      4.10  Withholding Rights.........................................................................   8
       ---  ------------------
      4.11  Further Assurances.........................................................................   8
       ---  ------------------
ARTICLE 5   SHAREHOLDER APPROVAL BOARD OF DIRECTORS RECOMMENDATION; INVESTMENT REPRESENTATION LETTERS..   8
- ---------   -----------------------------------------------------------------------------------------
       5.1  Shareholder Approval.......................................................................   8
       ---  --------------------
       5.2  Board of Directors Recommendation..........................................................   9
       ---  ---------------------------------
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                                       i
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
       5.3  Additional Investment Representation Letters...............................................   9
       ---  --------------------------------------------
ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF IDX......................................................   9
- ---------   -------------------------------------
       6.1  Organization, Authority and Capacity.......................................................   9
       ---  ------------------------------------
       6.2  Authorization and Validity.................................................................  10
       ---  --------------------------
       6.3  Absence of Conflicting Agreements or Required Consents.....................................  10
       ---  ------------------------------------------------------
       6.4  Governing Documents of the Company.........................................................  10
       ---  ----------------------------------
       6.5  Outstanding and Authorized Capitalization (IDX, Subsidiaries)..............................  11
       ---  ------------------------------------------------------------
       6.6  Affiliated Practices; Management and Affiliation Contracts.................................  12
       ---  ----------------------------------------------------------
       6.7  Financial Statements.......................................................................  13
       ---  --------------------
       6.8  Absence of Changes.........................................................................  14
       ---  ------------------
       6.9  No Undisclosed Liabilities.................................................................  16
       ---  --------------------------
      6.10  Litigation, etc............................................................................  16
       ---  ---------------
      6.11  No Violation of Law........................................................................  17
      ----  -------------------
      6.12  Real and Personal Property.................................................................  17
      ----  --------------------------
      6.13  Contracts and Commitments..................................................................  18
      ----  -------------------------
      6.14  Employment and Labor Matters...............................................................  19
      ----  ----------------------------
      6.15  Employee Benefit Matters...................................................................  20
      ----  ------------------------
      6.16  Insurance Policies.........................................................................  22
      ----  ------------------
      6.17  Environmental Matters......................................................................  23
      ----  ---------------------
      6.18  Accounts Receivable and Payable............................................................  23
      ----  -------------------------------
      6.19  Taxes......................................................................................  24
      ----  -----
      6.20  Licenses, Authorizations and Provider Programs.............................................  26
      ----  ----------------------------------------------
      6.21  Inspections and Investigations.............................................................  28
      ----  ------------------------------
      6.22  Certain Relationships......................................................................  29
      ----  ---------------------
      6.23  Health Care Laws and Regulations...........................................................  30
      ----  --------------------------------
      6.24  Interested Transactions....................................................................  31
      ----  -----------------------
      6.25  Intellectual Property......................................................................  31
      ----  ---------------------
      6.26  Rights Plan................................................................................  33
      ----  -----------
      6.27  Lack of Ownership of AMP Common Stock......................................................  33
      ----  -------------------------------------
      6.28  Opinion of Financial Advisor...............................................................  33
      ----  ----------------------------
      6.29  Required Vote of Company Shareholders......................................................  33
      ----  -------------------------------------
      6.30  Pooling of Interests; Section 368 Reorganization...........................................  34
      ----  ------------------------------------------------
      6.31  DVD Transaction and Prior Transactions.....................................................  34
      ----  --------------------------------------
      6.32  Takeover Statutes..........................................................................  34
      ----  -----------------

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
      6.33  Accredited Investor Status.................................................................  34
      ----  --------------------------
      6.34  Brokerage..................................................................................  34
      ----  ---------
      6.35  Distribution of Proxy Statement............................................................  34
      ----  -------------------------------
      6.36  Statements True and Correct................................................................  35
      ---   ---------------------------
ARTICLE 7   REPRESENTATIONS AND WARRANTIES OF AMP AND MERGER CORP......................................  35
- ---------   -----------------------------------------------------
       7.1  Organization, Authority and Capacity.......................................................  35
       ---  ------------------------------------
       7.2  Authorization and Validity.................................................................  35
       ---  --------------------------
       7.3  Absence of Conflicting Agreements or Required Consents.....................................  36
       ---  ------------------------------------------------------
       7.4  Governing Documents........................................................................  36
       ---  -------------------
       7.5  Outstanding and Authorized Capitalization..................................................  36
       ---  -----------------------------------------
       7.6  Reports and Financial Statements...........................................................  37
       ---  --------------------------------
       7.7  Absence of Changes.........................................................................  37
       ---  ------------------
       7.8  No Undisclosed Liabilities.................................................................  37
       ---  --------------------------
       7.9  No Violation of Law........................................................................  37
       ---  -------------------
      7.10  Pooling of Interests; Section 368 Reorganization...........................................  37
      ----  ------------------------------------------------
      7.11  Disclosure.................................................................................  38
      ----  ----------
      7.12  Brokerage..................................................................................  38
      ----  ---------
      7.13  Litigation, etc............................................................................  38
      ----  ---------------
      7.14  Inspections and Investigations.............................................................  38
      ----  ------------------------------
      7.15  Health Care Laws and Regulations...........................................................  39
      ----  --------------------------------
      7.16  Statements True and Correct................................................................  40
      ----  ---------------------------
ARTICLE 8   ADDITIONAL AGREEMENTS......................................................................  40
- ---------   ---------------------
       8.1  Access to Information; Prohibition on Insider Trading......................................  40
       ---  -----------------------------------------------------
       8.2  No Solicitation; Acquisition Proposals.....................................................  40
       ---  --------------------------------------
       8.3  Affirmative Covenants of the Company Entities..............................................  41
       ---  ---------------------------------------------
       8.4  Negative Covenants of the Company Entities.................................................  43
       ---  ------------------------------------------
       8.5  Affirmative Covenants of AMP...............................................................  45
       ---  ----------------------------
       8.6  Negative Covenants of AMP..................................................................  45
       ---  -------------------------
       8.7  Confidentiality, Public Announcements......................................................  46
       ---  -------------------------------------
       8.8  Accounting and Tax Treatment...............................................................  46
       ---  ----------------------------
       8.9  Filings with State Offices.................................................................  46
       ---  --------------------------
      8.10  Agreement as to Efforts to Consummate......................................................  46
      ----  -------------------------------------
      8.11  Reports....................................................................................  47
      ----  -------
      8.12  Applications; Antitrust Notification.......................................................  47
      ----  -------------------------------------

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
      8.13  Issuance of Shares; Shareholder Approval...................................................  47
      ----  ---------------------------------------
      8.14  Affiliate Agreements.......................................................................  49
      ----  --------------------
      8.15  Registration of Shares.....................................................................  49
      ----  ----------------------
      8.16  Availability of Rule 144 Information.......................................................  49
      ----  ------------------------------------
      8.17  Closing Working Capital; Pre-Closing Balance Sheet.........................................  49
      ----  --------------------------------------------------
      8.18  Benefit Plans..............................................................................  51
      ----  -------------
      8.19  Indemnification of IDX Officers and Directors..............................................  52
      ----  ---------------------------------------------

ARTICLE 9   CONDITIONS TO OBLIGATIONS OF AMP AND MERGER CORP...........................................  52
- ----------  ------------------------------------------------
       9.1  Representations and Warranties.............................................................  52
       ---  ------------------------------
       9.2  Performance; Covenants.....................................................................  53
       ---  ----------------------
       9.3  No Material Adverse Change.................................................................  53
       ---  --------------------------
       9.4  No Injunction, Etc.........................................................................  53
       ---  ------------------
       9.5  Legal Opinions.............................................................................  54
       ---  --------------
       9.6  Pooling-of-Interests.......................................................................  54
       ---  --------------------
       9.7  Affiliate Agreements.......................................................................  54
       ---  --------------------
       9.8  Management Employment Agreements; Termination of Severance Agreements......................  54
       ---  ---------------------------------------------------------------------
       9.9  Investment Representation Letters..........................................................  54
       ---  ---------------------------------
      9.10  IDX Shareholder Approval...................................................................  54
      ----  ------------------------
      9.11  [intentionally omitted]....................................................................  54
      ----  -----------------------
      9.12  Articles of Merger.........................................................................  54
      ----  ------------------
      9.13  Consent of Lender; Other Required Consents.................................................  55
      ----  ------------------------------------------
      9.14  Compliance with Securities Laws............................................................  55
      ----  -------------------------------
      9.15  Escrow Agreement...........................................................................  55
      ----  ----------------
      9.16  Pay-off Letter.............................................................................  55
      ----  --------------
      9.17  [intentionally omitted]....................................................................  55
      ----  -----------------------
      9.18  Required Subordination Agreements..........................................................  55
      ----  ---------------------------------
      9.19  IDX Pre-Closing Balance Sheet..............................................................  55
      ----  -----------------------------
      9.20  Amendment of Obligations to Issue Stock....................................................  55
      ----  ---------------------------------------

ARTICLE 10  CONDITIONS TO OBLIGATIONS OF THE COMPANY...................................................  56
- ----------  ----------------------------------------
      10.1  Representations and Warranties.............................................................  56
      ----  ------------------------------
      10.2  Performance; Covenants.....................................................................  56
      ----  ----------------------
      10.3  Necessary Consents and Approvals...........................................................  56
      ----  --------------------------------
      10.4  No Material Adverse Change.................................................................  56
      ----  --------------------------
      10.5  No Injunction, Etc.........................................................................  56
      ----  ------------------

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
      10.6   Stockholder Approval......................................................................  57
      ----   --------------------
      10.7   Articles of Merger........................................................................  57
      ----   ------------------
      10.8   Tax-Free Merger...........................................................................  57
      ----   ---------------
      10.9   Registration Rights Agreement.............................................................  57
      ----   -----------------------------
      10.10  Legal Opinion.............................................................................  57
      -----  -------------
      10.11  Nasdaq Listing............................................................................  57
      -----  --------------
ARTICLE 11     TERMINATION.............................................................................  57
- ----------     -----------
      11.1  Right of Termination.......................................................................  57
      ----  --------------------
      11.2  Effect of Termination......................................................................  59
      ----  ---------------------
      11.3  Certain Termination Fees...................................................................  59
      ----  ------------------------
ARTICLE 12     SURVIVAL OF TERMS; INDEMNIFICATION......................................................  61
- ----------     ----------------------------------
      12.1  Survival...................................................................................  61
      ----  --------
      12.2  Indemnification by IDX.....................................................................  61
      ----  ----------------------
      12.3  Indemnification by AMP.....................................................................  61
      ----  ----------------------
      12.4  Third-Party Claims.........................................................................  61
      ----  ------------------
      12.5  Indemnification for Prior Acts.............................................................  63
      ----  ------------------------------
      12.6  Limitations on Indemnification.............................................................  63
      ----  ------------------------------
ARTICLE 13     CERTAIN DEFINITIONS.....................................................................  64
- ----------     -------------------
ARTICLE 14     MISCELLANEOUS PROVISIONS................................................................  69
- ----------     ------------------------
      14.1  Notices....................................................................................  69
      ----  -------
      14.2  Expenses...................................................................................  70
      ----  --------
      14.3  Further Assurances.........................................................................  70
      ----  ------------------
      14.4  Waiver.....................................................................................  70
      ----  ------
      14.5  Assignment.................................................................................  70
      ----  ----------
      14.6  Binding Effect.............................................................................  71
      ----  --------------
      14.7  Headings...................................................................................  71
      ----  --------
      14.8  Entire Agreement...........................................................................  71
      ----  ----------------
      14.9  Governing Law; Severability................................................................  71
      ----  ---------------------------
      14.10 Counterparts...............................................................................  71
      ----- ------------
      14.11 [intentionally omitted]....................................................................  71
      ----- -----------------------
      14.12 Schedules and Exhibits.....................................................................  71
      ----- ----------------------
      14.13 [intentionally omitted]....................................................................  71
      ----- -----------------------
      14.14 Enforcement of Agreement...................................................................  71
      ----- ------------------------

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of November 7, 2000, by and among AMERIPATH, INC., a Delaware corporation ("AMP), AMP MERGER CORP., a Tennessee corporation ("Merger Corp"), and PATHOLOGY CONSULTANTS OF AMERICA, INC., d/b/a Inform DX, a Tennessee corporation ("IDX" or the "Company").

                                   Preamble
                                   --------

     The respective Boards of Directors of AMP, Merger Corp. and IDX have (i) approved and have declared advisable the merger of Merger Corp. with and into the IDX (the "Merger"), upon the terms and subject to the conditions set forth herein and (ii) determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals.

     Concurrently herewith and as a condition and inducement to AMP's willingness to enter into this Agreement, each Shareholder listed on Schedule
                                                                      --------
6.29 hereto (the "Signing Shareholders") has executed and delivered to AMP (i) a
- ----
voting agreement whereby such Voting Shareholder is agreeing to vote in favor of the approval and adoption of this Agreement and the Merger (the "Voting Agreement"), in the form attached hereto as Exhibit A, and (ii) an Investment
                                            ---------
Representation Letter in the form attached hereto as Exhibit B (and indicating
                                                     ---------
therein that such Shareholder is an Accredited Investor).

     The parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     For Federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code, and the parties to this Agreement intend to adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     For financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction.

     The AMP Common Stock to be issued to the Shareholders shall be "restricted" stock that is not registered under the Securities Act.

     Certain terms used in this Agreement are defined in Article 13 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

     1.1  Merger.  Subject to the terms and conditions of this Agreement, at the
          ------
Effective Time, Merger Corp. shall be merged with and into IDX in accordance with the applicable provisions of the Tennessee Business Corporation Act the ("TBCA"), and the separate corporate existence of Merger Corp shall thereupon cease. IDX shall be the Surviving Corporation resulting from the Merger and shall become a wholly owned Subsidiary of AMP and shall continue to be a corporation organized under the

TBCA. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of IDX, Merger Corp. and AMP.

     1.2  Time and Place of Closing. The closing of the Merger (the "Closing")
          -------------------------
will take place at the offices of Greenberg Traurig, P.A., 515 E. Las Olas Blvd, Ft. Lauderdale, Florida, on a date to be specified by the parties which shall be promptly following (and no later than the third business day after) satisfaction or waiver of the conditions set forth in Article 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time and date or at such other place as may be mutually agreed upon by the Parties (such actual date of Closing, the "Closing Date").

     1.3  Effective Time. Subject to the provisions of this Agreement, the
          --------------
parties shall file appropriate Articles of Merger executed in accordance with the relevant provisions of the TBCA and the terms of this Agreement and shall make all other filings or recordings required under the TBCA as soon as practicable on or after the Closing Date. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Tennessee, or at such other time and date as specified by IDX and Merger Corp. in the Articles of Merger (the "Effective Time").

                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

     2.1  Charter.  The Charter of IDX in effect immediately prior to the
          -------
Effective Time shall be the Charter of the Surviving Corporation until otherwise amended.

     2.2  Bylaws.  The Bylaws of Merger Corp. in effect immediately prior to the
          ------
Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     2.3  Officers and Directors.  Until successors are duly elected or
          ----------------------
appointed and qualified, the directors and officers of the Surviving Corporation shall be those individuals listed on Schedule 2.3.

     2.4  Tax-Free Reorganization.  For federal income tax purposes, the Merger
          -----------------------
is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     2.5  Pooling Treatment.  For financial accounting purposes, it is intended
          -----------------
that the Merger will be accounted for as a pooling of interests transaction.

                                   ARTICLE 3

                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1  Conversion of Shares. Subject to the provisions of this Article 3, at
          --------------------
the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the shareholders of any of the parties, the shares of the constituent corporations of the Merger shall be converted as follows:

          (a) Each share of Merger Corp Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall (after giving effect to Section 3.1(b) below) be converted into one share of IDX Common Stock.

          (b) Subject to Section 3.6 hereof, each share of IDX Common Stock issued and outstanding at the Effective Time (other than those held by dissenters, which shall be addressed as provided in Section 3.6) shall be converted into the right to receive 0.08243 shares of AMP Common Stock (the "Exchange Ratio", subject, however, to adjustment of such Exchange Ratio as
 --------------
provided in Section 3.1(c) below, in which event the Exchange Ratio as so adjusted shall be the Exchange Ratio for purposes of this Agreement including this paragraph (b)) (such shares of AMP Common Stock to be issued under this paragraph (b) are sometimes referred to herein as the "Merger Consideration").
                                                       --------------------
As of the Effective Time, all such shares of IDX Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of IDX Common Stock shall cease to have any rights with respect thereto, excepting solely the right to receive the Merger Consideration relating thereto.

          (c) In the event that the Average Trading Price (as defined in Article 13 below) is greater than $16.50 per share, then the Exchange Ratio shall be computed as follows: the Exchange Ratio shall equal the product of (i) 0.08243, multiplied by (ii) a fraction, the numerator of which shall be $16.50 and the denominator of which shall be the Average Trading Price; provided, however, that in no event shall the Exchange Ratio be less than 0.07328.

     3.2  Anti-Dilution Provisions. In the event AMP changes the number of
          ------------------------
shares of AMP Common Stock issued and outstanding prior to the Effective Time as a result of any stock split, stock dividend, combination of shares or similar recapitalization that affects all of the outstanding shares of AMP Common Stock and the record date therefor or, if there is no record date, the effective date thereof, shall be prior to the Effective Time, then the number of shares constituting the Merger Consideration shall be appropriately and proportionately increased or decreased to adjust therefor, as the case may be.

     3.3  Shares Held by the Company.  Each share of IDX Common Stock held in
          --------------------------
treasury by IDX, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     3.4  Fractional Shares. No certificates representing fractional shares of
          -----------------
AMP Common Stock will be issued as a result of the Merger. Any fractional share interest to which a holder of shares of IDX Common Stock outstanding as of the Effective Time would otherwise be entitled to receive hereunder shall be rounded up to the nearest whole share if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5.

     3.5  Conversion of Stock Options and Warrants.
          ----------------------------------------

     (a)  Conversion of Stock Options.  All rights with respect to IDX Common
          ---------------------------
Stock pursuant to IDX Options that are outstanding at the Effective Time (the "Assumed Options"), whether or not exercisable, shall be converted into and
 ---------------
become rights with respect to AMP Common Stock (based on the Exchange Ratio in the Merger), and AMP shall assume the two option plans of IDX listed in Schedule
                                                                        --------
6.5 and the applicable option agreements thereunder pursuant to which the
- ---
Assumed Options have been issued, in accordance with the applicable terms of such option plans and agreements, except that from and after the Effective Time,
(i) AMP and the Compensation Committee to be appointed by AMP shall be substituted for IDX and the Committee of IDX's Board of Directors administering such plans, (ii) each Assumed Option assumed by AMP may be exercised solely for shares of AMP Common Stock, (iii) the number of shares of AMP Common Stock subject to any such Assumed Option shall be equal to the number of shares of IDX Common Stock subject to such Assumed Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares, and (iv) the per share exercise price under each such Assumed Option shall be adjusted by dividing the per share exercise price under such Assumed Option by the Exchange Ratio and rounding up to the nearest cent. In addition, notwithstanding the foregoing clauses (iii) and (iv) of this Section 3.5, all Assumed Options shall be adjusted as required by Section 424 of the Code and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code. IDX and AMP agree to take all necessary steps to effectuate the foregoing provisions of this paragraph (a). At or prior to the Effective Time, AMP shall take all corporate action necessary to reserve for issuance sufficient shares of AMP Common Stock for delivery upon exercise of Assumed Options assumed by it in accordance with this Section 3.5.

     (b)  [intentionally omitted]

     (c)  Conversion of Warrants.  At the Effective Time, all rights with
          ----------------------
respect to IDX Common Stock pursuant to IDX Warrants that are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to AMP Common Stock, and AMP shall assume the applicable warrant agreements pursuant to which the IDX Warrants have been issued, in accordance with the applicable terms of such agreements, except that from and after the Effective Time, (i) each IDX Warrant assumed by AMP may be exercised solely for shares of AMP Common Stock, (ii) the number of shares of AMP Common Stock subject to any such IDX Warrant shall be equal to the number of shares of IDX Common Stock subject to such IDX Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares, and (iii) the per share exercise price under each such IDX Warrant shall be adjusted by dividing the per share exercise price under such IDX Warrant by the Exchange Ratio and rounding up to the nearest cent. IDX and AMP agree to take all necessary steps to effectuate the foregoing provisions of this paragraph (c). At or prior to the Effective Time, AMP shall take all corporate action necessary to reserve for issuance sufficient shares of AMP Common Stock for delivery upon exercise of IDX Warrants assumed by it in accordance with this paragraph (c).

     (d)  Registration of Options.  AMP shall, not later than 10 business days
          ------------------------
following the Effective Time, file a Registration Statement on Form S-8 with the SEC to cause the registration under the Securities Act of the Assumed Options assumed by AMP pursuant to this Section 3.5, and shall use reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such Assumed Options remain outstanding and exerciseable. In addition, AMP shall use reasonable efforts to cause the AMP Common Stock subject to such Assumed Options to be listed on the Nasdaq National Market. Notwithstanding anything to the contrary in this Agreement, AMP's assumption of the Assumed Options under this Agreement shall not occur until (and none of the assumed IDX Options shall be exerciseable until) the later of (i) the time of filing and effectiveness of such Registration Statement with the SEC and (ii) three days following AMP's mailing to the holders of such Assumed Options of the document(s) constituting the prospectus relating to such S-8 Registration Statement (and AMP agrees to make such mailing no later than the 10th business day following the Effective
Time).

     (e)  Conversion of Other Stock Rights.  At the Effective Time, all other
          --------------------------------
rights of any Person outstanding at the Effective Time to purchase or acquire shares of IDX Common Stock from IDX or any other Company Entity (if any) that are required to be disclosed in Schedule 6.5(a) (such rights are sometimes referred to herein as the "IDX Stock Rights", but the IDX Stock Rights do not
                           ----------------
include (a) the IDX Options and IDX Warrants, and (b) the rights of AMP and Merger Corp under this Agreement), shall be converted into and become rights to purchase or acquire shares of AMP Common Stock pursuant to the terms of such IDX Stock Rights, except that from and after the Effective Time, (i) each IDX Stock Right shall apply only to the purchase or acquisition of shares of AMP Common Stock (and not for the purchase or acquisition of any securities of IDX or any of its Subsidiaries), (ii) the number of shares of AMP Common Stock subject to any such IDX Stock Right shall be equal to the number of shares of IDX Common Stock subject to such IDX Stock Right immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares, and (iii) the per share exercise or acquisition price (if any) under each such IDX Stock Right shall be adjusted by dividing the per share exercise or acquisition price under such IDX Stock Right by the Exchange Ratio and rounding up to the nearest cent.

     3.6  Dissenting Stockholders. Pursuant to the Voting Agreement, each Voting
          -----------------------
Shareholder has agreed not to seek or assert any dissenter's or appraisal rights, or any similar rights, to which such Voting Shareholder may otherwise be entitled. If any holder of IDX Common Stock shall exercise and successfully perfect (as determined by a court of competent jurisdiction) dissenter's or appraisal rights legally available under the TBCA (any such holder of IDX Common Stock being hereinafter referred to as a "Dissenting Stockholder"), then such Dissenting Stockholder shall, if the Closing shall occur, be entitled to receive the value of his, her or its shares of IDX Common Stock in cash as determined pursuant to the TBCA; provided that no such payment shall be made to any such Dissenting Stockholder unless and until such Dissenting Stockholder has complied with all applicable provisions of the TBCA and surrendered to IDX all certificates representing the shares for which such payment is being sought. In the event that after the Closing a Dissenting Stockholder withdraws or loses his, her or its rights to appraisal and payment for his, her or its shares, AMP shall issue and deliver in accordance with Section 4.1 of this Agreement the consideration to which such Dissenting Stockholder would otherwise be entitled under Article 3 as if such Person was not a Dissenting Stockholder (without interest) upon surrender by such Dissenting Stockholder of all certificates representing all shares of IDX's Common Stock held by such Dissenting Stockholder. The parties acknowledge and agree that the aggregate number of shares of AMP Common Stock issuable pursuant to this Agreement was determined as if there will be no Dissenting Stockholders, and all shares of AMP Common Stock that would otherwise be issuable under this Agreement to a Dissenting Stockholder will be retained by AMP, unless such Dissenting Stockholder withdraws or loses his, her or its rights to appraisal and payment for his, her or its shares.

     3.7  Escrow; Shareholders' Representative.
          ------------------------------------

          (a) As provided in Article 4, immediately after the Effective Time, each holder of shares of IDX Common Stock at the Effective Time shall be entitled to receive certificates representing 90% of the shares of AMP Common Stock into which his shares of IDX Common Stock were converted pursuant to
Section 3.1(b), and certificates representing the remaining 10% of the shares of AMP Common Stock into which each Shareholder's shares of IDX Common Stock were converted pursuant to Section 3.1(b) (the "Escrow Shares") shall be deposited in escrow pursuant to this Section 3.7 and shall be held by an escrow agent selected by AMP (the "Escrow Agent"), and disposed of in accordance with the terms of the Escrow Agreement attached as Exhibit D hereto (the "Escrow
                                          ---------
Agreement") and this Agreement.

          (b) For the purposes of securing the indemnification obligations of the Company set forth in this Agreement and for purposes of adjusting the Merger Consideration pursuant to the terms of Section 8.17(a), on the Closing Date, AMP shall deliver to the Escrow Agent a certificate (issued in the name of the escrow agent or its nominee) representing the Escrow Shares. The Escrow Shares shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement and this Agreement.

          (c) The adoption of this Agreement and the approval of the Merger by the Shareholders and/or acceptance or receipt by them of any Merger Consideration shall constitute approval by them of the Escrow Agreement and the Shareholders' Representative and of all arrangements relating to the foregoing. By virtue of the approval of this Agreement and the Merger by the shareholders of IDX in accordance with the TBCA, each Shareholder, without any further act, shall be deemed to have consented to and approved (i) the use of the Escrow Shares as collateral for the indemnification obligations set forth in Article 12 and the adjustment of the Merger Consideration as provided in Section 8.17 in the manner set forth therein and the Escrow Agreement, (ii) the appointment of Questor Partners Fund, L.P. (which is one of the Shareholders), in its capacity as the Shareholders' Representative under this Agreement and the Escrow Agreement for and on behalf of each Shareholder (other than the Dissenting Stockholders), and the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by the Shareholders' Representative under the Escrow Agreement and this Agreement,
(iii) the exercise by the Shareholders' Representative of the power to: (A) execute and deliver the Escrow Agreement; (B) authorize delivery to AMP of Escrow Shares in satisfaction of claims made by AMP in accordance with the Escrow Agreement; (C) agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; (D) resolve any claim made pursuant to Article 12 and Section 8.17 hereof; and (E) take all actions necessary in the judgment of the Shareholders' Representative for the accomplishment of the foregoing), and (iv) all of the other terms, conditions and limitations in the Escrow Agreement and Article 12 and Section 8.17 hereof.

                                   ARTICLE 4
                              EXCHANGE OF SHARES
                              ------------------

     4.1  Deposit of Certificates with Transfer Agent.  At or prior to the
          -------------------------------------------
Effective Time, AMP shall deposit with its stock transfer agent, American Stock Transfer & Trust Co. (the "Exchange Agent") for the benefit of the Shareholders, for exchange in accordance with this Article 4, AMP certificates representing the number of whole shares of AMP Common Stock issuable pursuant to Section 3 in exchange for outstanding shares of IDX Common Stock. AMP shall also make available to the transfer agent, from time to time as required after the Effective Time, cash necessary to pay dividends and distributions in accordance with this Article 4. Any certificates of AMP Common Stock and cash deposited with the Exchange Agent as provided herein shall be referred to as the "Exchange Fund."

     4.2  Exchange Procedures.  As soon as reasonably practicable after the
          -------------------
Effective Time, but no later than 10 days thereafter, the Exchange Agent shall mail to each Shareholder whose shares were converted into the Merger Consideration pursuant to Article 3, (i) a letter of transmittal for use by Shareholders to deliver stock certificates for IDX Common Stock to the Exchange Agent (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of such certificates to the Exchange Agent and shall be in such form and have such other provisions as AMP may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates in exchange for the Merger Consideration. Upon surrender of proper certificate(s) for shares of IDX Common Stock for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate shall be entitled to receive in exchange therefor an AMP certificate representing that number of whole shares of AMP Common Stock that such holder has the right to receive pursuant to the provisions of Article 3 of this Agreement (and subject to the reservation of shares in escrow pursuant to Section 3.7), and the certificate so surrendered shall forthwith be cancelled. Until surrendered to the Exchange Agent as contemplated by this Section 4.2, each Shareholder's certificate for IDX Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive, upon such proper surrender to the Exchange Agent, the Merger Consideration that the holder thereof has right to receive pursuant to the provisions of this Agreement. No interest will be paid or will accrue on any cash payable to holders of certificates pursuant to the provisions of this Article 4.

     AMP shall not be obligated to deliver the consideration to which any Shareholder is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of IDX Common Stock for exchange as provided in this Article 4 or such holder provides an appropriate affidavit regarding loss of such certificate and an indemnification in favor of AMP pursuant to Section 4.9 hereof. All certificates representing shares of AMP Common Stock shall bear the appropriate "restricted stock legend" evidencing that such shares have not been registered under the Securities Act, and such other legends as provided in Section 8.13(b).

     4.3  Distributions with Respect to Unexchanged Shares. No dividends or
          ------------------------------------------------
other distributions with respect to AMP Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate with respect to the shares of AMP Common Stock represented thereby, and all such dividends and other distributions shall be paid by AMP to the Exchange Agent and shall be included in the Exchange Fund, in each case, until the surrender of such certificate in accordance with this Article 4. Subject to the effect of applicable escheat or similar laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of AMP Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distribution with a record date after the Effective Time theretofore paid with respect to such whole shares of AMP Common Stock and, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of AMP Common Stock. AMP shall make available to the Exchange Agent cash for these purposes.

     4.4  Rights of Former IDX Owners. At the Effective Time, the stock transfer
          ---------------------------
books of IDX shall be closed and no transfer of IDX Common Stock by any such holder shall thereafter be made or recognized. Until surrendered in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of IDX Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor.

     4.5  No Fractional Shares. No certificates or scrip representing fractional
          --------------------
shares of AMP Common Stock shall be issued upon the surrender for exchange of certificates, no dividend or distribution of AMP Common Stock shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of AMP. The procedure with respect to fractional shares is set forth in Section 3.4 hereof.

     4.6  Termination of Exchange Fund.  Any portion of the Exchange Fund that
          ----------------------------
remains undistributed to the holders of the certificates for six months after the Effective Time shall be delivered to AMP, and any holders of the certificates who have not theretofore complied with this Article 4 shall thereafter look only to AMP for payment of their claim for Merger Consideration and any dividends or distributions with respect to AMP Common Stock.

     4.7  No Liability. None of AMP, IDX, Merger Corp. or the Exchange Agent
          ------------
shall be liable to any Person in respect of any shares of AMP Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificate shall not have been surrendered prior to seven years after the Effective Time, and shall not previously have been required to be escheated to or become the property of any Authority, any such Merger Consideration or cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of AMP, free and clear of all claims or interest of any Person previously entitled thereto.

     4.8  Investment of Exchange Fund. The Exchange Agent shall invest any cash
          ---------------------------
included in the Exchange Fund, as directed by AMP, on a daily basis. Any interest and other income resulting from such investments shall be paid to AMP.

     4.9  Lost Certificates.  If any certificate representing IDX Common Stock
          -----------------
shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by AMP, the holder's written indemnification of AMP and the Exchange Agent in form reasonable requested by AMP as indemnity against any claim that may be made against either AMP or the Exchange Agent with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration and unpaid dividends and distributions on shares of AMP Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.

     4.10 Withholding Rights. AMP shall be entitled to deduct and withhold from
          ------------------
the consideration otherwise payable pursuant to this Agreement to any holder of shares of AMP Common Stock such amounts as it is required to deduct and withhold (if any) with respect to the making of such payment (if any) under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by AMP such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of IDX Common Stock in respect of which such deduction and withholding was made by AMP.

     4.11 Further Assurances. At and after the Effective Time, the officers and
          ------------------
directors of AMP and the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of IDX or Merger Corp, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of IDX or Merger Corp, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE 5
                             SHAREHOLDER APPROVAL;
                      BOARD OF DIRECTORS RECOMMENDATION;
                       INVESTMENT REPRESENTATION LETTERS
                      ----------------------------------

     5.1  Shareholder Approval. Subject to Section 8.2 hereof, as soon as
          --------------------
reasonably practical following the execution of this Agreement, this Agreement shall be submitted for approval to the Shareholders entitled to vote thereon at a meeting to be duly held for this purpose by IDX (the "IDX Shareholders Meeting"), in accordance with the terms of this Agreement.

     5.2  Board of Directors Recommendation.  Subject to Section 8.2 of this
          ---------------------------------
Agreement, the Board of Directors of IDX shall recommend approval of this Agreement by the Shareholders, and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to AMP such recommendation or take any action or make any statement in connection with the IDX Shareholders Meeting inconsistent with such recommendation.

     5.3  Additional Investment Representation Letters. IDX hereby agrees to use
          --------------------------------------------
commercially reasonable best efforts to cause each Shareholder (that has not already done so) to execute and deliver an Investment Representation Letter as soon as practicable following the date hereof and prior to the Closing Date, which efforts will be made upon and following the distribution of the Proxy Statement as provided in this Agreement.

                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF IDX
                     -------------------------------------

     IDX, on behalf of itself and the Company Entities, represents and warrants the following to AMP and Merger Corp:

     6.1  Organization, Authority and Capacity.
          ------------------------------------

(a) IDX is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Tennessee, and has the full corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement and the other agreements and instruments to be executed and delivered by IDX pursuant to this Agreement (collectively, the "Merger Documents") and (ii) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. IDX is duly qualified to do business and is in good standing in the jurisdictions set forth in Schedule 6.1(a), which includes every jurisdiction in
                           ---------------
which the failure to be so qualified or in good standing could be expected to have a material adverse effect on (i) any Company Entity's ability to perform its obligations under the Merger Documents to be executed and delivered by it or
(ii) the business, operations, properties, assets, results of operations, or condition (financial or otherwise) of the Company Entities taken as a whole (a "Company Material Adverse Effect"); provided, however, that, "Company Material
 -------------------------------    -----------------
Adverse Effect" shall not be deemed to include the impact of (a) actions or omissions of the Company and/or its Subsidiaries (other than actions or omissions required pursuant to the terms of this Agreement) taken in strict compliance with the prior informed written consent of AMP (in AMP's sole discretion) in furtherance of the transactions contemplated hereunder, (b) changes in law of general applicability or interpretations thereof by courts or governmental authorities following the date of this Agreement, (c) changes in generally accepted accounting principles following the date of this Agreement which have an adverse effect on IDX and which are required by GAAP to be applied by IDX), and (d) the expenses incurred by IDX in consummating the transactions contemplated by this Agreement (so long as the "Working Capital Deficiency" (as defined in Section 8.17) is not more than $1,250,000).

          (b) Each Company Entity and each Specified Practice is a corporation validly existing and in good standing under the laws of the State of its incorporation set forth in Schedules 6.5(b) and 6.6(a) (or Tennessee, in the
                           ---------------------------
case of IDX), and each Company Entity and, to the knowledge of the Company Entities, each Specified Practice, was duly organized. Each Company Entity and, to the knowledge of the Company Entities, each Specified Practice, has the full corporate power and authority necessary to (i) execute and deliver the Merger Documents to which such Person is a party, (ii) carry on its business as it has been and is now being conducted and to own and lease the assets which it now owns or leases. Each Company Entity and, to the knowledge of the Company Entities, each Specified Practice, is duly qualified to do business and is in good standing in the jurisdictions set forth in Schedule 6.1(a), which
                                                          ---------------
includes every jurisdiction in which the failure to be so qualified or in good standing could be expected to have a Company Material Adverse Effect.

     6.2  Authorization and Validity.  The execution, delivery and performance
          --------------------------
of the Merger Documents have been duly authorized by all necessary corporate action on the part of the Company Entities party thereto, other than approval by the shareholders of IDX. The Merger Documents to be executed and delivered by the Company Entities have been or will be, as the case may be, duly executed and delivered by the Company Entities and constitute or will constitute the legal, valid and binding obligations of the Company Entities, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     6.3  Absence of Conflicting Agreements or Required Consents. Except as set
          ------------------------------------------------------
forth on Schedule 6.3, the execution, delivery and performance by the Company
         ------------
Entities of the Merger Documents to be executed and delivered by the Company
Entities: (i) other than filings under the HSR Act pursuant to Section 8.12 of this Agreement, do not require the consent of or notice to any Authority or any other third party or any Company Practice; (ii) do not conflict with any provision of any Company Entity's articles or certificate of incorporation (or charter) or bylaws; (iii) do not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which any Company Entity or, to the knowledge of the Company Entities, any Specified Practice, is subject or by which any Company Entity or, to the knowledge of the Company Entities, any Specified Practice, or any of their respective properties are bound; (iv) do not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of (a) any agreement, instrument, license or permit to which any Company Entity, or, to the knowledge of the Company Entities, any Specified Practice, is a party or by which any Company Entity, or, to the knowledge of the Company Entities, any Specified Practice, or any of their properties are bound, which are listed or required to be listed in the Schedules to this Agreement (including without limitation the Schedules to Sections 6.5, 6.6, 6.13, 6.15, 6.16, 6.20, and 6.25), or (b) any
other agreement, instrument, license or permit to which any Company Entity, or, to the knowledge of the Company Entities, any Specified Practice, is a party or by which any Company Entity, or, to the knowledge of the Company Entities, any Specified Practice, or any of their properties are bound, other than any such breaches or defaults thereof that will not, individually or in the aggregate, have a Company Material Adverse Effect or an AMP Material Adverse Effect; and
(v) will not create any lien, encumbrance or restriction upon any of the assets or properties of any Company Entity or, to the knowledge of the Company Entities, any Specified Practice. Subject to Section 8.2, the Board of Directors of IDX has determined that the transactions contemplated by this Agreement are in the best interest of IDX and the Shareholders and to recommend to the shareholders of IDX that they vote in favor of the adoption and approval of this Agreement and the Merger contemplated hereby. The disclosures required on
Schedule 6.3 with respect to the foregoing clause (iv) shall include any severance payments or other payments by any of the Company Entities that become or will become due or payable as a result of this Agreement or the Merger or the change in control of IDX that will occur as a result of the Closing of the Merger, that are required under any employment agreement or other agreement to which any of the Company Entities is a party or under any other obligation of any of the Company Entities.

     6.4  Governing Documents of the Company.  True and correct copies of the
          ----------------------------------
organizational documents and all amendments thereto of each Company Entity have been provided or made available to

AMP, and such documents with respect to the Specified Practices in the possession of the Company Entities have been provided or made available to AMP. AMP has previously been provided with access to the minutes of each Company Entity (and of each Specified Practice to the extent available to IDX), and such minutes accurately reflect (and to the knowledge of the Company Entities with respect to the Specified Practices) all proceedings of the board of directors of each Company Entity and Specified Practice (and all committees thereof). The record books of each Company Entity and Specified Practice, which have been made available to AMP for review (and to the knowledge of the Company Entities with respect to the Specified Practices), contain true, complete and accurate records of the ownership of each Company Entity and Specified Practice. At Closing, all books and records of the Company Entities, including all corporate and other records, minute books, stock record books, stock registers, books of accounts, contracts, and agreements, and such other documents or certificates as shall be reasonably requested by AMP, shall be in reasonable order and located at the corporate offices of IDX;

     6.5  Outstanding and Authorized Capitalization (IDX, Subsidiaries).
          -------------------------------------------------------------

          (a) All authorized and outstanding shares of IDX Common Stock are accurately described on Schedule 6.5(a), and IDX has no outstanding shares of
                        ---------------
any class of capital stock other than the IDX Common Stock described in Schedule
                                                                        --------
6.5(a).  No shares of capital stock are held in the treasury of IDX except as
- ------
set forth on Schedule 6.5(a).  All outstanding shares of IDX Common Stock are
             ---------------
listed and held of record by the Persons as indicated on Schedule 6.5(a) and all
                                                         ---------------
shares of outstanding IDX Common Stock have been duly and validly issued, and are fully paid and nonassessable. No shares of IDX Common Stock were issued in violation of preemptive rights of any past or present holder of any IDX Common Stock. Except for the IDX Options and IDX Warrants described on Schedule 6.5(a)
                                                                 ---------------
(which description includes, among other things, a list of the holders of such IDX Convertible Securities, the number of shares of IDX Common Stock subject to issuance upon exercise thereof (whether currently exercisable or not and after taking into account any required adjustments to the terms thereof by reason of events or transactions occurring after the issuance thereof (such as adjustments for corporate transactions or otherwise, but excluding the effect of the Merger), the exercise price per share of IDX Common Stock, and the vesting terms thereof, and the name of the option plan or other plan or agreement pursuant to which such IDX Convertible Securities were issued, if applicable), there are no outstanding warrants, options, rights, calls or other commitments of any nature relating to IDX Common Stock or other securities of IDX and there are no outstanding securities of IDX convertible into or exchangeable for any IDX Common Stock or other securities of IDX. None of the IDX Options are incentive stock options as defined in Section 422 of the Code. Except as set forth on
Schedule 6.5(a), IDX is not obligated to issue or repurchase any IDX Common
- ---------------
Stock or other securities of IDX for any reason and no person or entity has any right or privilege (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued IDX Common Stock or other securities of IDX. Prior to the Closing Date, IDX shall cause all "IDX Stock Rights" (as defined in Section 3.5(e)), if any, to be amended in accordance with Section
9.20. There are no outstanding rights of any Person to demand registration of securities of IDX (other than pursuant to the Investor Stockholder Agreement referenced in Section 9.2(f), which agreement IDX shall cause to be terminated prior to Closing as contemplated in Section 9.2(f)), or any other rights of any Person (except as set forth on Schedule 6.5(a)) to include or sell securities of
                               ----------------
IDX in connection with a registration by IDX under the Securities Act (and IDX shall cause certain of such agreements to be terminated prior to Closing as contemplated in Section 9.2(f)). True and complete copies of all of the option agreements and option plans evidencing the terms of the IDX Options and all of the warrant agreements evidencing the terms of the IDX Warrants have been provided to AMP.

          Except as described on Schedule 6.5(a), no shares of IDX Common Stock
                                 ---------------
have been pledged by IDX or, to the knowledge of the Company Entities, pledged by any holder of IDX Common

Stock, to any Person or are subject to any security interest or other Lien, other than the shares of IDX Common Stock that have been pledged to IDX pursuant to the terms of the Physician Stockholder Agreement, dated December 24, 1997, as amended (by the first amendment dated June 1998 and the second amendment dated June 30, 2000) (the "Physician Stockholder Agreement"). Schedule 6.5(a) sets
                                                        ---------------
forth the names of each of the persons that have pledged shares to IDX pursuant to the Physician Stockholder Agreement (and indicates which of such persons have executed a Stock Pledge Agreement as contemplated by the Physician Stockholder Agreement), and certificates for all such shares are in the possession of IDX (and will be delivered to AMP upon Closing of the Merger) and are subject to a valid and enforceable pledge and security interest in favor of IDX pursuant to the terms of the Physician Stockholder Agreement (and the terms of a Stock Pledge Agreement, if applicable).

          (b)  Schedule 6.5(b) sets forth a true and complete list of all IDX
               ---------------
Subsidiaries as of the date of this Agreement, including the legal name, state of incorporation or organization, and a true and correct list of the class and number of outstanding shares of capital stock of each IDX Subsidiary and the record owner(s) thereof. There are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of any IDX Subsidiary (other than shares of capital stock or other voting securities that are directly or indirectly owned by IDX as indicated in Schedule 6.5(b)),
                                                             ----------------
(B) any securities of any IDX Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in IDX or any IDX Subsidiary or (B) any warrants, calls, options or other rights to acquire from any IDX Subsidiary, and no obligation of the any IDX Subsidiary to issue, any capital securities convertible into or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any IDX Subsidiary, and there are not any outstanding obligations of any IDX Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Prior to the Closing Date, IDX shall cause all "Subsidiary Stock Rights" (as defined in the following sentence), if any, to be amended in accordance with Section 9.20. "Subsidiary Stock Rights"
                                                      -----------------------
means all rights of any Person to purchase or acquire shares of capital stock or other securities of any Subsidiary of IDX that are required to be disclosed in
Schedule 6.5(b).

          Except as described on Schedule 6.5(b), no shares of capital stock of
                                 ---------------
any of the Company Entities (excluding IDX) have been pledged by any Company Entity or Specified Practice or, to the knowledge of the Company Entities, by any other Person, to any Person or are subject to any security interest or other Lien.

          (c)  Except as disclosed in Schedule 6.5(a) or Schedule 6.5(b), no
                                      ----------------------------------
Company Entity is a party to or sponsor of any phantom stock plans, stock appreciation rights plans, phantom stock agreement or stock appreciation rights agreements.

     6.6  Affiliated Practices; Management and Affiliation Contracts.
          ----------------------------------------------------------

          (a)  Set forth on Schedule 6.6(a) is an identification of (a) each
                            ---------------
group of physicians whose practice any Company Entity has acquired, (b) each entity with which any Company Entity or any Affiliate of any Company Entity has entered into a management services or similar agreement to provide medical practice management or similar services (each a "Company Practice" and together the "Company Practices"), and (c) which of the Company Practices are the "Specified Practices". Schedule 6.6(a) sets forth a true and complete list of
                        ---------------
(i) the type of entity of each such Company Practice and its jurisdiction of organization or formation as applicable, and its legal name (which items pursuant to this clause (i) are to the knowledge of the Company Entities with respect to the Specified Practices), and (ii) a true and correct list of the class and number of outstanding shares of capital stock or other ownership interests in each Company Practice that is not a Specified Practice and the record owner(s) thereof (if any such

Company Practice is a Subsidiary, then Schedule 6.6(a) may refer to Schedule 6.5(b) for the applicable information). As to any Company Practice that is not a Specified Practice, except as disclosed in Schedule 6.6(a), there are not
                                           ----------------
issued, reserved for issuance or outstanding: (A) any securities of any such Company Practice convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in such Company Practice or (C) any warrants, calls, options or other rights to acquire from any such Company Practice, and no obligation of any such Company Practice to issue, any capital securities convertible into or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any Company Practice, and there are not any outstanding obligations of any such Company Practice to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (b)  Set forth on Schedule 6.6(b) is,  as to each Company Practice, a
                            ---------------
list of all contracts and agreements between any Company Entity and such Company Practice, including any predecessor thereto or owner thereof, including without limitation any management services or similar agreement to provide medical practice management or similar services (a "Practice Management Agreement") and agreements relating to the transactions under which such Company Practice became affiliated with any Company Entity or otherwise (the "Company Affiliation Agreements"). True and correct copies of the Practice Management Agreements, Company Affiliation Agreements, and other agreements listed in Schedule 6.6(b) have been provided or made available to AMP.

          (c)  Except as set forth on Schedule 6.6(c), no Company Entity nor, to
                                      ---------------
the knowledge of any Company Entity, any Specified Practice, has owned and does not currently own, directly or indirectly, of record, beneficially or equitably, any capital stock or other equity, ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust, joint venture or other entity. Set forth on Schedule 6.6(c) is a listing of all
                                       ---------------
predecessor companies of IDX and its Subsidiaries, including the names of any entities from whom IDX or any of its Subsidiaries previously acquired material assets, and any other entity of which IDX or any of its Subsidiaries has been a subsidiary or division. Except as listed on Schedule 6.6(c), neither IDX nor
                                             ---------------
any of its Subsidiaries has sold or disposed of, by way of asset sale, stock sale, spin-off or otherwise, any material assets or business.

          (d)  Except as set forth on Schedule 6.6(d), all of the physicians
                                      ---------------
employed on a full-time basis by any Company Entity or the Company Practices have entered into covenants not to compete with a Company Entity or a Company Practice for a period of at least one (1) year following the termination of such employment.

     6.7  Financial Statements.  Attached hereto as Schedule 6.7 are (i) the
          --------------------                      ------------
audited consolidated financial statements of each of PCA and PathSource, respectively, for the years ended December 31, 1999 and 1998, together with the reports thereon of each such company's independent accounting firm, and PathSource's interim unaudited financial statements for the three months ended March 31, 2000, (ii) the financial statements of DVD for year ended December 31, 1999 and the six months ended June 30, 2000 as compiled by DVD's independent accounting firm including the compilation reports of such accounting firm, and
(iii) IDX's consolidated and consolidating interim unaudited financial statements for the nine months ended September 30, 2000 (the IDX Interim Financial Statements"), (such financial statements referenced in the foregoing clauses (i), (ii) and (iii) are sometimes referred to herein collectively as the "Company Financial Statements"). The Company Financial Statements reflect the results of operations and financial condition of PCA, PathSource, DVD and IDX (as applicable) for such periods and at such dates as indicated therein. Except as indicated on Schedule 6.7 with respect to the DVD financial statements noted
                ------------
in clause (ii) above or any other Company Financial Statements, the

Company Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied except for (i) the
                                 ----
omission of notes to unaudited Company Financial Statements, and (ii) the fact that interim unaudited Company Financial Statements are subject to normal year-end adjustments. The Company Financial Statements present fairly the financial position of PCA, PathSource, DVD and IDX as of the dates indicated and present fairly the results of operations of PCA, PathSource, DVD and IDX for the periods then ended, and are in accordance with the books and records of PCA, PathSource, DVD and IDX, which are complete and correct in all material respects.

     6.8  Absence of Changes. Except as set forth on Schedule 6.8, since
          ------------------                          ------------
September 30, 2000, each Company Entity and, to the knowledge of any Company Entity, the Specified Practices, has conducted its respective businesses only in the ordinary course in all material respects and have not:

               (i) suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations;

               (ii) paid, discharged or satisfied any material liability other than in the ordinary course of business;

               (iii) written off as uncollectible any account receivable other than in the ordinary course of business or suffered an impairment of any other asset;

               (iv) compromised any debts, claims or rights or disposed of any of its properties or assets other than in the ordinary course of business;

               (v) entered into any commitments or transactions not in the ordinary course of business involving aggregate value in excess of $25,000 or made aggregate capital expenditures or commitments in excess of $25,000;

               (vi) made any material change in any method of accounting or accounting practice;

               (vii) subjected any of its assets, tangible or intangible, to any Lien, encumbrance or restriction of any nature whatsoever, except for Permitted Liens;

               (viii) hired, committed to hire or terminated any employee or medical director other than in the ordinary course of business;

               (ix) except for payments, dividends or distributions consistent with past practices for prior periods, declared, set aside or made any payment, dividend or other distribution to any holder of IDX Common Stock or purchased, redeemed or otherwise acquired, directly or indirectly, any IDX Common Stock;

               (x) terminated or made any material amendment to any material contract, license or other instrument to which any Company Entity is a party or suffered any loss or termination or threatened loss or termination of any existing business arrangement or material supplier, the termination or loss of which, in the aggregate, would have a Company Material Adverse Effect;

               (xi)   effected any change in its capital structure;

               (xii) incurred, assumed or refinanced any indebtedness other than in the ordinary course of business consistent with past practice, or made any loans, advances or capital contributions to, or investments in, any Person other than an IDX Subsidiary or any employee or officer as a cash advance, in each case in the ordinary course of business and consistent with past practice;

               (xiii) paid, discharged or satisfied any liability, obligation, or Lien other than payment, discharge or satisfaction of (A) indebtedness as it matures and become due and payable or (B) liabilities, obligations or Liens in the ordinary course of business consistent with past practice;

               (xiv) changed any of the accounting or tax principles, practices or methods used by the Company, except as required by changes in applicable Tax Laws or changed reserve amounts or policies;

               (xv) (A) entered into any employment contract or other arrangement or made any change in the compensation payable or to become payable to any Company Entity's or any Company Practices' officers, employees, agents, consultants or Persons acting in a similar capacity (other than general increases in wages or salaries to employees or such other Persons (other than officers) in the ordinary course consistent with past practice), (B) terminated or entered into or amended any employment, severance, consulting, termination or other agreement or employee benefit plan, and except for cash advances made in the ordinary course of business consistent with past practice, (C) paid or committed to pay any bonuses to any Company Entity's or any Company Practices' officers, employees, agents, consultants or Persons acting in a similar capacity or (D) made any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

               (xvi) (A) paid or made any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any Affiliate, officer, employee or Person acting in a similar capacity, or paid or agreed to pay or made any accrual or arrangement for payment to any Affiliate, officers, employees or Persons acting in a similar capacity of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice,
          (B) granted, issued, accelerated or accrued salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Affiliate, officer, employee, agent or consultant or Person acting in a similar capacity, whether past or present or (C) or amended in any material respect any such existing plan, agreement or arrangement to effect any of the foregoing;

               (xvii) made any payments (other than regular compensation and cash advances payable to officers and employees or Persons acting in a similar capacity of any Company Entity in the ordinary course consistent with past practice), loans, advances or other distributions, or entered into any transaction, agreement or arrangement with, the Shareholders, any Company's Affiliates, officers, employees, agents, consultants or Persons acting in a similar capacity, stockholders of their Affiliates, associates or family members;

               (xviii) settled or compromised any Tax liability or agreed to any adjustment of any Tax attribute or made any election with respect to Taxes;

               (xix) (A) made any change in its working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring payments or (B) failed to make timely accruals, including with respect to accounts payable and liabilities incurred in the ordinary course of business;

               (xx) failed to renew (at levels consistent with presently existing levels), terminated or amended or failed to perform any of its obligations or permitted any material default to exist or caused any material breach under, or entered into (except for renewals in the ordinary course of business consistent with past practice), any policy of insurance;

               (xxi) except in the ordinary course of business consistent with past practice pursuant to appropriate confidentiality agreements, and except as required by any Law or any existing agreements set forth on Schedule 6.13 or as may be reasonably necessary to secure or
             -------------
          protect intellectual or other property rights of the Company, provided any confidential information to any Person other than AMP;

               (xxii) taken any action that would result in the failure of this transaction to be treated as a pooling of interests for financial accounting purposes; or

               (xxiii) agreed, whether in writing or otherwise, to take any action described in this Section 6.8.

     6.9  No Undisclosed Liabilities.  Except as set forth on Schedule 6.9, no
          --------------------------                          ------------
Company Entity has any Liabilities of the type required to be reflected on a balance sheet (or notes thereto) prepared in accordance with GAAP, other than those Liabilities which have been adequately reflected in or provided for in the Company Financial Statements or incurred in the ordinary course of its business since September 30, 2000 and except for any Liabilities as would not individually or in the aggregate have a Company Material Adverse Effect.

     6.10 Litigation, etc. Except as listed on Schedule 6.10 hereto, and except
          ---------------                      -------------
for matters involving Claims for less than $50,000 that are adequately covered by any Company Entity's or any Company Practice's insurance (taking into account any applicable limits on coverage) and which would not, if determined adversely, have a Company Material Adverse Effect, (i) there are no Claims pending against any Company Entity or, to the knowledge of any Company Entity, the Specified Practices, and, to the knowledge of any Company Entity, no such matter is threatened, (ii) to the knowledge of any Company Entity, there are no governmental or administrative investigations or inquiries pending that involve any Company Entity or the Company Practices, and (iii) there are no judgments against or consent decrees binding on (a) any Company Entity or, to the knowledge of any Company Entity, the Specified Practices or their assets, or (b) to the knowledge of any Company Entity, without independent investigation, any licensed professional other than any which individually or in the aggregate would not have a Company Material Adverse Effect; and (iv) all Claims against a Company Entity (and to the knowledge of the Company Entities, against a Specified Practice), have been reported to the appropriate insurance carrier and, to the knowledge of any Company Entity, no Company Entity or Specified Practice has received a notice of denial of coverage or a reservation of rights.

     6.11  No Violation of Law. Except as disclosed in Schedule 6.11, no Company
           -------------------                         -------------
Entity nor, to the knowledge of any Company Entity, any Specified Practice, has been or are currently in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices, except for any such violations as would not individually or in the aggregate have a Company Material Adverse Effect.

     6.12  Real and Personal Property.
           --------------------------

          (a)  Schedule 6.12(a) sets forth a list of all items of material
               ----------------
personal and mixed, tangible and intangible property, rights and assets of any Company Entity. Except as set forth on Schedule 6.12(a), each Company Entity
                                        ----------------
(i) has good and valid title to all of the personal and mixed, tangible and intangible property, rights and assets which it purports to own, including all the personal property and assets reflected in the Company Financial Statements; and (ii) owns such rights, assets and personal property free and clear of all Liens, encumbrances or restrictions of any nature whatsoever (except for Permitted Liens).

          (b)  Schedule 6.12(b) contains a true and correct description of all
               ----------------
real property owned or leased by any Company Entity, including all improvements located thereon. Except as set forth on Schedule 6.12(b), each Company Entity
                                         ----------------
has good and marketable title to all real property owned by it, free and clear of any Liens, encumbrances or restrictions of any nature whatsoever (except for Permitted Liens). AMP has been furnished with, or provided access to, true, correct and complete copies of all leases, deeds, easements and other documents and instruments concerning the matters listed on Schedule 6.12(b). No
                                                 ----------------
condemnation or similar actions are currently in effect or pending against any part of any real property owned or leased by any Company Entity or, to the knowledge of any Company Entity, the Specified Practices, and to the knowledge of any Company Entity, no such action is threatened against any such real property. There are no encroachments, leases, easements, covenants, restrictions, reservations or other burdens of any nature which might impair in any material respect the use of any owned or leased real property in a manner consistent with past practices nor does any part of any building structure or any other improvement thereon encroach on any other property.

          (c) The present zoning, subdivision, building and other ordinances and regulations applicable to any owned or leased real property permit the continued operation, use, occupancy and enjoyment of such real property consistent with past practices, by any Company Entity and, to the knowledge of any Company Entity, the Specified Practices, are in compliance with, and have received no notices of violations of, any applicable zoning, subdivision or building regulation, ordinance or other law, regulation, or requirement with respect to such real property. Each Company Entity and, to the knowledge of each Company Entity, the Specified Practices have all rights and easements necessary for public ingress to and egress therefrom and for the provision of all utility services thereto, including any required curb cut or street opening permits or licenses for vehicular access over presently existing roads and driveways.

          (d) The assets owned or leased by each Company Entity and, to the knowledge of each Company Entity, the Specified Practices (including all buildings and improvements in connection therewith) are in good operating condition and repair, ordinary wear and tear excepted, and such assets (together with any assets leased by each Company Entity) include all rights, properties, interests in properties, and assets necessary to permit each Company Entity to carry on its business as presently conducted following the Merger.

     6.13  Contracts and Commitments.
           -------------------------

           (a) Schedule 6.13 contains a complete and accurate list of all
               -------------
contracts, agreements, commitments, instruments and obligations (whether written or oral, contingent or otherwise) of each of IDX and its Subsidiaries of or concerning the following matters which involve (a) payments by or to any of IDX or its Subsidiaries in excess of $20,000, (b) performance by or for any of IDX or its Subsidiaries of services or obligations the value of which is in excess of $20,000, or (c) performance by or for any of IDX or its Subsidiaries of services or obligations for greater than 90 days (the "Company Agreements"):

               (i) the lease (as lessee or lessor) or license (as licensee or licensor) of any real or personal property (tangible or intangible);

               (ii) the employment or engagement of any officer, director, employee, consultant or agent (it being agreed however that with respect to employment agreements with any particular person other than the officers and directors of IDX, such employment agreements need be listed only if the aggregate annual salary, benefits and bonuses of such person exceeds $75,000);

               (iii) any relationship with any Shareholder, or any person or entity affiliated with or related to any Shareholder or any officer, director, employee, consultant or agent of any Company Entity;

               (iv) any arrangement limiting the freedom of any Company Entity or any Company Practice to compete in any manner in any line of business;

               (v) any arrangement that could reasonably be anticipated to have a Company Material Adverse Effect;

               (vi)   any arrangement not in the ordinary course of business;

               (vii) any power of attorney, whether limited or general, granted by or to any Company Entity;

               (viii) any promissory notes and other agreements relating to the making of any loan or advance to, or by, any Company Entity (and including an indication of which such items will continue to remain outstanding immediately following the Closing and which such items will be satisfied prior to Closing);

               (ix) any agreements providing for the indemnification by any Company Entity of any Person;

               (x) any agreements with any Authority except those entered into in the ordinary course of business which are not material to any Company Entity;

               (xi) any broker, distributor, dealer or representative or agency agreements pursuant to which any Company Entity made payments in excess of $25,000 during the preceding fiscal year;

               (xii) any agreements (including settlement agreements) currently in effect pursuant to which any Company Entity licenses the right to use any Intellectual Property to any Person or from any Person (other than license agreements related to off-the-shelf software products);

               (xiii) any confidentiality agreements entered into by any Company Entity during the period commencing three years prior to the date hereof pursuant to which confidential information has been provided to a third party or by which any Company Entity was restricted from providing information to third parties, other than confidentiality agreements entered into in the normal course of business;

               (xiv) any voting trust or similar agreements relating to any of the ownership interests in IDX or any Company Entity or Specified Practice to which any of the Shareholders or any Company Entity or Specified Practice is a party;

               (xv) any joint venture, partnership or similar documents or agreements;

               (xvi) any agreement that materially limits or purports to materially limit the ability of any Company Entity or Company Practice to own, operate, sell, transfer, pledge or otherwise dispose of any assets; and

               (xvii)  any agreements with hospitals or laboratories.

           (b) IDX has delivered or made available to AMP true and complete copies of all Company Agreements. Except as indicated on Schedule 6.13, the
                                                          -------------
Company Agreements are valid and enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity, and there is not under any of such contracts (i) any existing or claimed default by any Company Entity or, to the knowledge of any Company Entity, a Specified Practice or event which with the notice or lapse of time, or both, would constitute a default by any Company Entity or (ii) to the knowledge of any Company Entity, any existing or claimed default by any other party or event which with notice or lapse of time, or both, would constitute a default by any such party. Except as indicated on Schedule 6.13, the continuation, validity
                                    -------------
and enforceability of the Company Agreements will not be affected by the Merger and the Merger will not result in a breach of, or default under, or require the consent of any other party to any of the Company Agreements. There is no actual or, to the knowledge of Company Entity, threatened termination, cancellation or limitation of any Company Agreements that would have a Company Material Adverse Effect. To the knowledge of the Company Entity, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Company Agreements.

     6.14  Employment and Labor Matters.
           ----------------------------

           (a) Schedule 6.14(a) sets forth (i) the number of full-time and part-
               ----------------
time employees of the Company Entities and Specified Practices, and (ii) the name and compensation paid to each employee of or consultant to the Company Entities who currently receives or has received salary, benefits and bonuses for the two most recently ended fiscal years in excess of $75,000. Schedule 6.14
                                                                -------------
also sets forth the names of the members of the Board of Directors of each Company Entity and the officers (and titles) of the officers of each Company Entity and the President of each Specified Practice.

           (b) Except as set forth on Schedule 6.14(b), each Company Entity and,
                                      ----------------
to the knowledge of any Company Entity, each Specified Practice, is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, including the National Labor Relations

Act, the Immigration Reform and Control Act of 1986, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Americans With Disabilities Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Family Medical Leave Act, and any other law, ordinance or regulation respecting the terms and conditions of employment, including authorization to work in the United States, equal employment opportunity (including prohibitions against discrimination, harassment, and retaliation), payment of wages, hours of work, occupational safety and health, and labor practices.

          (c)  Except as disclosed on Schedule 6.14(c), (and to the knowledge of
                                      ----------------
any Company Entity with respect to any Specified Practice):

               (i) there are no charges, governmental audits, investigations, administrative proceedings or complaints concerning any Company Entity's or Specified Practice's employment practices pending or, to the knowledge of any Company Entity, threatened before any federal, state or local agency or court, and, to the knowledge of any Company Entity, no basis for any such matter exists;

               (ii) to the knowledge of any Company Entity, there are no inquiries, investigations or monitoring of activities of any licensed, registered, or certified professional personnel employed by, credentialed or privileged by, or otherwise providing services to or for the benefit of any Company Entity or Specified Practice pending or threatened by any state professional board or agency charged with regulating the professional activities of health care practitioners;

               (iii) no Company Entity or Specified Practice is a party to any union or collective bargaining agreement, and, to the knowledge of any Company Entity, no union attempts to organize the employees of any Company Entity or Specified Practice have been made, nor are any such attempts now threatened;

               (iv) no Company Entity or Specified Practice has experienced any organized slowdown, work interruption, strike, or work stoppage by its employees; and

               (v) there are no pending or, to the knowledge of any Company Entity, threatened material claims by any current or former employee of any Company Entity or Specified Practice or any employment-related claims or investigations by any Authority, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding compliance with federal, state or local wage and hour laws, audits by the Office of Federal Contractor Compliance Programs, complaints of sexual harassment or any other form of unlawful harassment, discrimination, or retaliation.

     6.15 Employee Benefit Matters.  The employee benefit plans and agreements
          ------------------------
described in Schedule 6.15 hereto are the only employee benefit plans and
             -------------
agreements maintained by any Company Entity or their respective ERISA Affiliates for the benefit of their shareholders, officers, directors, employees, former employees, or independent contractors or for the benefit of any Specified Practice or any of their employees or former employees, or with respect to which any Company Entity or their respective ERISA Affiliates has or may have any actual or contingent liability, including, without limitation, (i) profit sharing, pension, ESOP, 401(k) or other retirement plans or programs, (ii) current and deferred compensation, severance, vacation, stock purchase, stock option, bonus and incentive compensation benefits and (iii) medical, hospital, life, health, accident, disability, death and other fringe and welfare benefits, including any split-dollar life insurance policies, all of which plans, programs, practices, policies and other individual and group arrangements and agreements, including any unwritten compensation, fringe benefit, payroll or employment practices, procedures or policies of any kind or description are hereinafter referred to as the "Company Benefit Plans".
                                                ---------------------

     With respect to each Company Benefit Plan, IDX has delivered to AMP (i) current, accurate and complete copies of each such Company Benefit Plan, including all trust agreements, insurance or annuity contracts, descriptions, agreements, participant records and any other material documents or instruments relating thereto; (ii) copies of the most recent Internal Revenue Service determination letter (including copies of any outstanding request for determination letters) with respect to each such Company Benefit Plan which is an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) intended to qualify under Section 401(a) of the Code; (iii) copies of the most recent Form 5500 Annual Report and accompanying schedules, the most recent actuarial report (to the extent applicable) and the most recent summary plan description; and (iv) Forms 5310 and any related filings with the Pension Benefit Guaranty Corporation with respect to the last six plan years for each Company Benefit Plan subject to Title IV of ERISA.

     Except as disclosed on Schedule 6.15, there are no contributions or
                            -------------
payments due with respect to any of the Company Benefit Plans, nor will any such contributions or payments be due or required to be paid on or prior to the Closing Date. Except as disclosed on Schedule 6.15, each Company Benefit Plan
                                      -------------
has been operated and administered in substantial compliance with its terms and with the provisions of ERISA, and the provisions of the Code applicable to it, and all material reports, returns and similar documents pertaining to each Company Benefit Plan that are required to be filed with any governmental agency or distributed to any Company Benefit Plan participant have been duly and timely filed or distributed (such items required to be disclosed on Schedule 6.15 pursuant to this sentence are sometimes referred to herein as the "Benefits
                                                                   --------
Compliance Matters").  Except as disclosed on Schedule 6.15, no Company Entity
- ------------------                            -------------
nor any of their respective ERISA Affiliates has any actual or contingent liability under or relating to any plan that is or was a defined benefit plan, as defined by Section 3(35) of ERISA; it being agreed that IDX shall indemnify AMP in accordance with Article 12 hereof for any loss, cost, damage or expense arising out of any such items disclosed on Schedule 6.15. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code is in fact qualified under Section 401(a) of the Code and exempt from income taxes. To the knowledge of any Company Entity, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of such qualification. No event has occurred in connection with a Company Benefit Plan that could result in liability to any Company Entity under Title IV of ERISA.
No Company Entity nor its ERISA Affiliates have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer pension plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) at any time and no Company Entity or its ERISA Affiliates has any liability (including current or potential withdrawal liability) with respect to any multiemployer pension plan. No facts exist which will result in a material increase in the premium costs of any Company Benefit Plan for which benefits are insured or a material increase in benefit costs of any Company Benefit Plan which provides self-insured benefits (other than increases in premium and benefit costs in the ordinary course of business). No "prohibited transaction" (as defined in ERISA Section 406 or Code Section 4975) has occurred with respect to any Company Benefit Plan that is subject to ERISA or Code Section 4975. None of the Company Benefit Plans has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for former or retired employees of any Company Entity, except as required to avoid excise taxes under Code Section 4980B. All Company Benefit Plans subject to Code
Section 4980B or Part 6 or 7 of Title I of ERISA have been maintained in substantial compliance with the requirements of Code Section 4980B and Part 6 and 7 of Title I of ERISA. Except as disclosed on Schedule 6.15, there is no
                                                   -------------
contract, agreement, plan or
arrangement covering any employee or former employee of any Company Entity that could result in the payment of any amount that would not be deductible under Code Section 280G.

     Except as disclosed on Schedule 6.15, the execution of this Agreement and
                            -------------
the performance of the transactions contemplated hereby will not constitute an event under any Company Benefit Plan that may reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee or director of any Company Entity or the Company Practices. No insurance policy or any other contract or agreement affecting any Company Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder. No Company Benefit Plan or any related trust or fiduciary thereof is the direct or indirect subject of a material audit, investigation or examination by any governmental or quasi-governmental agency. As of the Effective Time, no Company Entity has material liability under any Company Benefit Plan that is not reflected in the Company Financial Statements, other than routine claims for benefits and premium and administration costs in the ordinary course of the operation of the Company Benefit Plans.

     6.16  Insurance Policies.
           ------------------

           (a) Schedule 6.16 sets forth a complete and accurate list and
               -------------
description of all insurance policies in force naming any Company Entity, or any employee thereof, as an insured or beneficiary or as a loss payee or for which any Company Entity has paid or is obligated to pay all or part of the premiums and all policies for each Company Practice, including, without limitation, all liability, malpractice, fire, health and life insurance policies, and, except as set forth on Schedule 6.16, each Company Entity, and to the knowledge of any
             --------------
Company Entity, the Company Practices, have maintained such insurance policies, or policies providing substantially the same coverage, since the inception of the Company Entity, the Company Practices or any of their predecessors.
Schedule 6.16 shall set forth the name of the insurer, the type of policy,
- -------------
whether it is a "claims made" or "occurrence" based policy, the risks covered thereby, the amount of premiums, the term of each policy, the policy number, the amounts of coverage, the deductibles in each case and all outstanding and reported claims thereunder. All policies listed on Schedule 6.16 (but to the
                                                    -------------
knowledge of any Company Entity as to policies of the Specified Practices) are in full force and effect and the premiums due thereon have been timely paid. No Company Entity has, and to the knowledge of any Company Entity, no Specified Practice has, received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and, to the knowledge of any Company Entity, each Company Entity and the Company Practices are in compliance with all conditions contained therein. Except as set forth on
Schedule 6.16, there are no pending claims against such insurance by any Company
- -------------
Entity or, to the knowledge of any Company Entity, the Specified Practices, as to which insurers are defending under reservation of rights or have denied liability, and except as set forth on Schedule 6.16, there exists no claim
                                      -------------
covered under such insurance that has not been properly filed by a Company Entity or, to the knowledge of any Company Entity, the Specified Practices. To the knowledge of any Company Entity, there are no outstanding or unfulfilled requirements or recommendations of any insurance company insuring any Company Entity regarding any repairs to or work to be performed with respect to the assets of any Company Entity. Each Company Entity and, to the knowledge of any Company Entity, the Specified Practices, have complied with any such requirements and recommendations as to which any Company Entity or the Company Practices have received notice. Schedule 6.16 contains a listing of all claims
                                 -------------
made and loss histories in respect of any insurance maintained by any Company Entity or any predecessor during the past three (3) years.

           (b) To any Company Entity's knowledge, except as set forth on
Schedule 6.16(b), none of the licensed professional employees or agents of any
- ----------------
Company Entity or the Company Practices
and none of the licensed professionals with privileges to use any of any Company Entity's or Specified Practice's facilities have, while providing services to any Company Entity or Specified Practice, filed a written application for professional malpractice insurance coverage which has been denied by an insurance agency or carrier and such persons have been continuously insured for professional malpractice claims during the same period, and none of such persons is in default with respect to any provisions contained in any such policy and none of them has failed to give any notice or present any claim under any such policy in due time and timely fashion.

     6.17  Environmental Matters.
           ---------------------

           (a) Except as set forth in Schedule 6.17, there are no present or
                                      -------------
past Environmental Conditions in any way relating to the business, properties or assets of any Company Entity or, to the knowledge of any Company Entity, of the Specified Practices,. For the purposes of this Section 6.17, "Environmental Condition" means (a) the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other toxic or hazardous substance, in violation of any federal, state or local law, ordinance or governmental rule or regulations, as a result of any spill, discharge, leak, emission, escape, injection, dumping or release of any kind whatsoever of any substance or exposure of any type in any work places or to any medium, including without limitation air, land, surface waters or ground waters, or from any generation, transportation, treatment, discharge, storage or disposal of waste materials, raw materials, hazardous materials, toxic materials or products of any kind or from the storage, use or handling of any hazardous or toxic materials or other substances, as a result of which any Company Entity has or may become liable to any person or by any reason of which any of the assets of any Company Entity may suffer or be subjected to any Lien, encumbrance or restriction of any nature, or (b) any noncompliance with any federal, state or local environmental law, rule, regulation or order as a result of or in connection with any of the foregoing.

           (b) Each Company Entity, and to the knowledge of any Company Entity, each Specified Practice, has obtained and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct the activities and business of such Company Entity or Specified Practice as currently conducted and to own or operate its business (collectively the "Environmental Permits"). Each Company Entity, and to the knowledge of any Company Entity, each Specified Practice, has conducted its activities and business in compliance in all material respects with all terms and conditions of any Environmental Permits. Each Company Entity, and to the knowledge of any Company Entity, each Specified Practice, has filed all reports and notifications required to be filed under applicable Environmental Laws, and timely filed applications for all Environmental Permits, except for those where the failure to file would not have a Company Material Adverse Effect. None of the Environmental Permits require consent, notification, or other action to remain in full force and effect following consummation of the transaction contemplated hereby.

     6.18  Accounts Receivable and Payable.  The accounts receivable reflected
           -------------------------------
on the IDX Interim Financial Statements as of September 30, 2000 (a true and complete listing of which is set forth on Schedule 6.18(a)), represent bona fide
                                          -----------------
claims for services actually rendered and goods actually provided, subject to no defenses, counterclaims, or rights of setoff other than those arising in the ordinary course of business and for which the reserves that have been established therefor have been reasonably determined in accordance with GAAP and past practice and based on historical collection experience, and any known writeoffs or writedowns have been made (or will be made by IDX in the "Pre-Closing Balance Sheet" contemplated in Section 8.17(c)). Schedule 6.18(a) sets
                                                          ----------------
forth a true and correct aging schedule of all accounts receivable of IDX on a consolidated basis as of September 30, 2000 and indicating the receivables under 30 days, over 30 days, over 60 days, and over 90 days.

     The consolidated accounts receivable of IDX outstanding as of the Effective Date will represent bona fide claims for services actually rendered and goods actually provided, subject to no defenses, counterclaims, or rights of setoff other than those arising in the ordinary course of business and for which the reserves that have been established therefor as of such time will have been reasonably determined in accordance with GAAP and past practice and based on historical collection experience, and any known writeoffs or writedowns as of such time will have been made.

     Except as set forth on Schedule 6.18(b), no accounts payable of the Company
                            ----------------
Entities are, at this date, over 60 days old and no accounts payable of the Company Entities will be over 60 days old at the Closing Date.

     6.19  Taxes.
           -----

           (a) Each Company Entity has filed all Tax Returns that such Company Entity was required to file, taking into account permitted extensions. All such Tax Returns were correct and complete in all material respects, and all taxes shown as payable thereon have been or will be paid prior to the applicable date due. All Taxes owed by each Company Entity (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid or adequately reserved for in their respective tax and accounting books and records. No Company Entity is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a taxing authority in a jurisdiction where any Company Entity does not file Tax Returns that such Company Entity is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of any Company Entity that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due.

           (b) Each Company Entity has withheld and paid, or properly segregated or deposited as required by applicable laws, all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

           (c) To the knowledge of the Company Entities, no officer (or employee responsible for Tax matters) of any Company Entity expects any taxing authority to assess (and no taxing authority has assessed) any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any Company Entity either (i) claimed or raised by any taxing authority in writing or (ii) to the knowledge of the Company Entities, whether based upon personal contact with any agent of such taxing authority or otherwise. Schedule 6.19(c) lists all Federal, state, local and
                         ----------------
foreign income Tax Returns filed with respect to each Company Entity during the past five years, and Schedule 6.19(c) also indicates which of such Tax Returns
                     ----------------
have been audited and indicates those Tax Returns that currently are the subject of audit or in respect of which any written or unwritten notice of any audit or examination has been received by any Company Entity. No issue relating to Taxes has been raised in writing by a taxing authority during any pending audit or examination, and no issue relating to Taxes was raised in writing by a taxing authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period. IDX has delivered or made available to AMP correct and complete copies of all Federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any Company Entity.

           (d) No Company Entity has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that is currently in effect.

          (e) No Company Entity has filed a consent under Section 341(f) of the Code concerning collapsible corporations. No Company Entity has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code. No Company Entity has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each Company Entity, as applicable, has disclosed on its Federal income Tax Returns all positions taken therein that reasonably could be expected to give rise to a substantial understatement of Federal income Tax within the meaning of Section 6662 of the Code. No Company Entity is a party to any Tax allocation or sharing agreement. No Company Entity (i) has been a member of an Affiliated Group filing a consolidated Federal income Tax Return or (ii) has any liability for the Taxes of any Person under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (f) The unpaid Taxes of each Company Entity (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Company Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of such Company Entity in filing its Tax Returns.

          (g)  Except as disclosed in Schedule 6.19(g), no Company Entity shall
                                      ----------------
be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign tax law.

          (h)  Except as set forth in Schedule 6.19(h), no Company Entity is a
                                      ----------------
party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for Federal income tax purposes.

          (i)  Except as set forth on Schedule 6.19(i), no Company Entity has
                                      ----------------
entered into any sale leaseback or leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

          (j)  Except as set forth on Schedule 6.19(j), no Company Entity has
                                      ----------------
been an S corporation (within the meaning of Section 1361(a)(1) of the Code).

          (k) All material elections with respect to Taxes affecting each Company Entity are disclosed or attached to a Tax Return of that Company Entity. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), is materially correct and in compliance with the Code.

          (l) All private letter rulings issued by the Internal Revenue Service to any Company Entity (and any corresponding ruling or determination of any state, local or foreign taxing authority) have been disclosed on Schedule
                                                                 --------
6.19(l), and there are no pending requests for any such rulings (or
- -------
corresponding determinations).

          (m) IDX shall grant to AMP or its designees access at all reasonable times to all books and records (including tax workpapers and returns and correspondence with tax authorities), including the right to take extracts therefrom and make copies thereof, to the extent such books and records relate to taxable periods ending on or prior to or that include the Closing Date with respect to any Company Entity.

          (n)  Except as otherwise set forth on Schedule 6.19(n), the
                                                ----------------
acquisition of the ownership of the IDX Common Stock by AMP pursuant to the terms of this Agreement will not result in any Tax liability to any Company Entity or result in a reduction of the amount of any net operating loss, net operating loss carryover, net capital loss, net capital loss carryover, Tax credit, Tax credit carryover, excess charitable contribution or basis of property that otherwise would be available to any Company Entity by reason or as a result of deferred intercompany transactions, excess loss accounts, or similar applicable rules under state or local law.

          (o) For purposes of this Agreement, in the case of any period that begins before the Closing Date and ends after the Closing Date, any tax based directly or indirectly on gross or net income or receipts or imposed in respect of specific transactions, and any credits available with respect to any Tax, shall be allocated by assuming that the taxable period ended on the Closing Date, and any other tax shall be allocated based on the number of days in the taxable period ending on the Closing Date divided by the total number of days in the taxable period.

          (p)  Except as set forth on Schedule 6.19(p), there are no
                                      ----------------
intercompany transactions as defined in Treasury regulation section 1.1502-13 (or any deferred intercompany transaction under the predecessor Treasury regulations) between any Company Entities on which any income, deduction, gain, loss or credit between any of the Company Entities has been deferred, and there is no excess loss account within the meaning of Treasury regulation section 1.1502-19 (or any predecessor of that regulation) in the stock of any Company Entity.

          (q)  Except as set forth on Schedule 6.19(q), no Company Entity is or
                                      ----------------
has been a controlled corporation or a distributing corporation in respect of a distribution to which Section 355(e) of the Code would apply by reason of the occurrence of the Merger.

          (r)  Except as set forth on Schedule 6.19(r), no limitation under
                                      ----------------
Section 382 or Section 383 of the Code or under any provision of any consolidated return regulation applies to any net operating loss, net operating loss carryover, capital loss, capital loss carryover, Tax credit, Tax credit carryover or built-in loss of any Company Entity by reason of any change of control or other transaction that occurred prior to the Closing Date.

          (s)  "Affiliated Group" shall mean any affiliated group within the
                ----------------
meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

          (t) For purposes of this Section 6.19, the term "Company Entities" shall mean IDX and its Subsidiaries, and any other corporation (if any) that is a member of any Affiliated Group of which IDX is the common parent.

     6.20 Licenses, Authorizations and Provider Programs.
          ----------------------------------------------

          (a)  Except as set forth on Schedule 6.20(a), each Company Entity and
                                      ----------------
each licensed professional engaged by a Company Entity, and, to the knowledge of the Company Entities, each

Specified Practice and each licensed professional engaged by a Specified
Practice: (i) is the holder of all valid licenses and other rights and authorizations required by law, ordinance, regulation or ruling of any governmental regulatory authority necessary for the Company Entity and, to the knowledge of the Company Entity , the Specified Practices, to operate their business; and (ii) where required, is certified for participation and reimbursement under Titles XVIII and XIX of the Social Security Act (the "Medicare and Medicaid programs") (Medicare and Medicaid programs and such other similar federal, state or local reimbursement or governmental programs for which the Company is eligible are hereinafter referred to collectively as the "Government Programs") and has current provider agreements for such Government Programs and with such private non-governmental programs, including without limitation any private insurance program, under which any Company Entity and, to the knowledge of any Company Entity, the Specified Practices, directly or indirectly are presently receiving payments (such non-governmental programs herein referred to as "Private Programs"), except for any failures to have any of such items referenced in the foregoing clauses (i) or (ii) that would not individually or in the aggregate result in a Company Material Adverse Effect. Set forth on Schedule 6.20(a), is a correct and complete list of such licenses,
             ----------------
permits and other authorizations, complete and correct copies of which have been provided or made available to AMP. Except as set forth on Schedule 6.20(a),
                                                           ----------------
there are no surveys of any Company Entity or their facilities, and to the knowledge of the Company Entities, there are no surveys of any Specified Practice or their facilities, conducted in connection with any Government Program, Private Program or licensing or accrediting body for which there are open deficiencies.

          (b)  Except as set forth on Schedule 6.20(b), no violation, default,
                                      ----------------
order or deficiency exists (to the knowledge of the Company Entities with respect to the Specified Practices) with respect to any of the items listed on
Schedule 6.20(a), except for any such violations, defaults, orders or
- ----------------
deficiencies that would not individually or in the aggregate result in a Company Material Adverse Effect. No Company Entity nor, to the knowledge of a Company Entity, the Specified Practices, have received any notice of any action pending or recommended by any state or federal agencies having jurisdiction over the items listed on Schedule 6.20(a), either to revoke, withdraw or suspend any
                ----------------
license, right or authorization, or to terminate the participation of any Company Entity or, to the knowledge of any Company Entity, any Specified Practice, in any Government Program or Private Program. To the knowledge of any Company Entity, no event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation, order or deficiency with respect to any of the items listed on Schedule 6.20(a)
                                                               ----------------
or to revoke, withdraw or suspend any such license, or to terminate or modify the participation of any Company Entity or any Company Practice in any Government Program or Private Program, except for any such events that would not individually or in the aggregate result in a Company Material Adverse Effect.
To the knowledge of any Company Entity, there has been no decision not to renew any provider or third-party payor agreement with any Company Entity or Company Practice. Except as listed on Schedule 6.20(b), no consent or approval of,
                               ----------------
prior filing with or notice to, or any action by, any governmental body or agency or any other third party is required in connection with any such license, right or authorization, or Government Program or Private Program, by reason of the consummation of the Merger, and the continued operation of the business of any Company Entity and, to the knowledge of any Company Entity, the Company Practices thereafter on a basis consistent with past practices.

          (c) Each Company Entity and, to the knowledge of each Company Entity, the Specified Practices, have timely filed all reports and billings required to be filed prior to the date hereof with respect to the Government Programs and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports are complete and accurate in all material respects and have been prepared in accordance with all applicable laws, regulations, and principles governing reimbursement and payment claims, except for any failures to comply with such requirements that would not individually or in the aggregate result in a Company Material Adverse Effect. Each Company Entity and,
to the knowledge of each Company Entity, the Specified Practices, have paid or caused to be paid or have properly reflected in the Company Financial Statements all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such reports and has no liability under any Government Program or Private Program (known or unknown, contingent or otherwise) for any refund, overpayment, discount or adjustment other than in the ordinary course, and no interest or penalties accruing with respect thereto, except as has been specifically reserved for in the Financial Statements or disclosed herein or in the Schedules hereto. To the knowledge of any Company
                           ---------
Entity, there are no pending appeals, adjustments, challenges, audits, litigation, or notices of intent to challenge any billings or accounts receivable of any Company Entity or any of the Company Practices, including those generated by licensed professionals engaged by Company Entity and the Company Practices.

     6.21  Inspections and Investigations.
           ------------------------------

           (a) Except as set forth and described in Schedule 6.21(a), (i) no
                                                    ----------------
Company Entity's right nor, to the knowledge of any Company Entity, the right of any Specified Practice or licensed professional or other individual affiliated with a Company Entity or Company Practice to receive reimbursements pursuant to any Government Program or Private Program has ever been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party, (ii) no Company Entity, nor to the knowledge of any Company Entity, any Specified Practice or any licensed professional or other individual affiliated with any Company Entity or Company Practice (including without limitation directors, officers and employees of the Company Entities and Specified Practices), has during the past three (3) years been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency for the purpose of any alleged improper activity on the part of such entity or individual, other than routine audits or inquiries (a) under the Health Care Financing Administration ("HCFA") audit programs or (b) by state or local agencies, nor has any Company Entity nor, to the knowledge of each Company Entity, any Specified Practice, received any notice of deficiency in connection with its operations that remains open, (iii) there are not presently (but to the knowledge of the Company Entities with respect to the Specified Practices), and each Company Entity will take commercially reasonable efforts so that, on the Closing Date there will not be any, outstanding deficiencies or work orders of any governmental authority having jurisdiction over any Company Entity or the Company Practices, or other third party, requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw, including but not limited to, the Government Programs and Private Programs, and (iv) each Company Entity and, to the knowledge of the Company Entities, the Specified Practices have not received any notice of any claim, requirement or demand of any licensing or certifying agency or other third party supervising or having authority over any Company Entity or the Company Practices or their operations to rework or redesign any part thereof or to provide additional furniture, fixtures, equipment, appliances or inventory so as to conform to or comply with any existing law, code, rule, regulation or standard; other than any of such items required to be disclosed in Schedule 6.21(a) under the foregoing clauses (i) through (iv) which would not individually or in the aggregate have a Company Material Adverse Effect. Attached as part of Schedule 6.21(a) are copies of all
                                              ----------------
reports, correspondence, notices and other documents relating to any matter described or referenced therein.

           (b) Attached to Schedule 6.21(b) is a copy of the compliance
                           ----------------
programs, together with the minutes of any meetings or committees thereof or other body established by IDX for the purpose of monitoring compliance efforts by the Company Entities and Company Practices.

     6.22  Certain Relationships.  Except as set forth on Schedule 6.22, no
           ---------------------                          -------------
Company Entity has and, to the knowledge of any Company Entity, none of the Specified Practices, have engaged in any of the following activities in order to induce the referral of patients:

               (i) offered, paid, solicited or received anything of value, paid directly or indirectly, overtly or covertly, in cash or in kind ("Remuneration") to or from any physician, family member of a physician, or an entity in which a physician or physician family member has an ownership or investment interest, including, but not limited to:

                     (A) payments for personal or management services pursuant
               to a medical director agreement, consulting agreement, management contract, personal services agreement, or otherwise;

                     (B) payments for the use of premises leased to or from a
               physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest;

                     (C) payments for the acquisition or lease of equipment,
               goods or supplies from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest; or

               (ii) offered, paid, solicited or received any Remuneration (excluding fair market value payments for services, equipment or supplies) to or from any healthcare provider, pharmacy, drug or equipment supplier, distributor or manufacturer, including, but not limited to:

                     (A) made payments or exchanges of anything of value under a warranty provided by a manufacturer or supplier of an item to any Company Entity or a Company Practice; or

                     (B) made discounts, rebates, or other reductions in price
               on a good or service received by any Company Entity or a Company Practice;

               (iii) offered, paid, solicited or received any Remuneration to or from any person or entity in order to induce business, including, but not limited to, payments intended not only to induce referrals of patients, but also to induce the purchasing, leasing, ordering or arrangement for any good, facility, service or item;

               (iv) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any physician, or family member of a physician, or an entity in which physician or physician family member has an ownership or investment interest, directly or indirectly, through equity, debt, or other means, including, but not limited to, an interest in an entity providing goods or services to any Company Entity or a Company Practice;

               (v) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any person or entity including, but not limited to, a hospital, pharmacy, drug or equipment supplier, distributor or manufacturer, that is or was in a position to make or influence referrals, furnish items or services to, or otherwise generate business for any Company Entity or a Company Practice; or

               (vi) entered into any agreement providing for the referral of any patient for the provision of goods or services by any Company Entity or a Company Practice, or payments by any Company Entity or a Company Practice as a result of any referrals of patients to any Company Entity or a Company Practice.

     6.23 Health Care Laws and Regulations.
          --------------------------------

          (a)  Except as set forth on Schedule 6.23(a), each Company Entity and,
                                      ----------------
to the knowledge of any Company Entity, the Specified Practices, have not engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. Section 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes or similar or related state or local statutes or regulations or which would otherwise violate state or local statutes or regulations, including without limitation prohibitions on fee splitting and the corporate practice of medicine, or which are prohibited by rules of professional conduct or which otherwise could constitute fraud, including but not limited to the following: (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; and (iii) soliciting, paying or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare and Medicaid; other than any of such items required to be disclosed in Schedule 6.23(a) under the foregoing clauses (i) through (iii) which would not individually or in the aggregate have a Company Material Adverse Effect.

          (b) To the knowledge of the Company Entities, all agreements of the Company Entities and the Specified Practices with third-party payors were entered into by the Company Entities, and to the knowledge of each Company Entity, the Specified Practices, in the ordinary course of business. The Company Entities and, to the knowledge of each Company Entity, the Specified Practices, are in material compliance with each of its third-party payor agreements, and each Company Entity, and to the knowledge of each Company Entity, each of the Specified Practices, has properly charged and billed in accordance with the terms of its third-party payor agreements, including, where applicable, billing and collection of all deductibles and co-payments, except to the extent that any failure to be in compliance or properly charge and bill would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (c) Each Company Entity, and to the knowledge of each Company Entity, each Specified Practice, has timely and accurately filed all requisite claims and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs in which a Company Entity or Company Practice participates due on or before the Closing Date except to the extent that the failure to file such claims and reports would not result in a Company Material Adverse Effect. Except as set forth on Schedule 6.23(c), there are no Claims
                                        ----------------
pending or, to the knowledge of any Company Entity, threatened or scheduled, before any authority, including without limitation, any intermediary, carrier, the Administrator of the Health Care Financing Administration, or any other state or federal agency with respect to any Medicare and Medicaid claim filed by any Company Entity, or, to the knowledge of each

Company Entity, by any Specified Practice, on or before the Closing Date, or program compliance matters, which would have a Company Material Adverse Effect. IDX has delivered to AMP accurate and complete copies of any Claims, actions or appeals listed on Schedule 6.23(c). Except for routinely scheduled reviews, no
                  ----------------
valid review or program integrity review related to any Company Entity or, to the knowledge of each Company Entity, any Specified Practice, has been conducted by any authority in connection with the Medicare or Medicaid programs and no such review is scheduled, or to the knowledge of any Company Entity, pending or threatened against or affecting any Company Entity or Company Practice, its business, assets, or the consummation of the transactions contemplated hereby.

          (d) Each facility currently operated by any Company Entity or Company Practice (and to the knowledge of the Company Entities with respect to the Specified Practices) charges rates and accordingly bills for services which are legal and proper. Certain reimbursement rates established by third-party payors are subject to retrospective adjustment, which adjustments are set forth on
Schedule 6.23(d).
- ----------------

          (e) Except as set forth on Schedule 6.23(e), no Person having a
                                     ----------------
"financial relationship" with any Company Entity or Company Practice, as that term is defined in 42 U.S.C. Section 1395nn, directly or indirectly refers patients or services to any Company Entity or, to the knowledge of the Company Entities, to any Specified Practices, other than referrals which comply with (or are exempt from) the requirements of 42 U.S.C. Section 1395nn and the regulations promulgated pursuant thereto.

          (f) Except as set forth on Schedule 6.23 (f), the structure and
                                     -----------------
operations of each Company Practice are in compliance with applicable state and local statutes and regulations, including without limitation state laws relating to the corporate practice of medicine, fee-splitting, and fraud and abuse, other than any failures in such compliance which would not individually or in the aggregate have a Company Material Adverse Effect.

     6.24  Interested Transactions.  Except as set forth in Schedule 6.24, no
           -----------------------                          -------------
Company Entity nor, to the knowledge of any Company Entity, any of the Specified Practices, are a party to any contract, loan or other transaction with any Shareholder nor does any Company Entity or, to the knowledge of any Company Entity, any of the Specified Practices, have any direct or indirect interest in or affiliation with any Shareholder to any such contract, loan or other transaction. To the knowledge of the Company Entities, no Shareholder is an employee, consultant, partner, principal, director or owner of, or has any other direct or indirect interest in or affiliation with, any person or business entity that is engaged in a business that competes with or is similar to the business of the Company Entities or the Company Practices.

     6.25  Intellectual Property.
           ---------------------

          (a) Each Company Entity is the sole and exclusive owner, or has the valid right to use, sell and license, the Intellectual Property necessary or otherwise material to the conduct of the business of IDX and such Company Entity as now conducted. Each such item of Intellectual Property will be owned by or available for use by the Company Entities on substantially identical terms immediately subsequent to the Closing, free and clear of all Liens. For purposes of this Section 6.25, the term "Liens" shall not include any license agreement or lease pursuant to which the Company Entities have the right to use any Intellectual Property. Schedule 6.25(a) sets forth a complete and accurate
                           ----------------
list (including whether the Company Entity is the owner or licensee thereof) of all (i) patents and patent applications, (ii) trademark or service mark registrations and applications, (iii) copyright registrations and applications and (iv) material unregistered copyrights, service marks, trademarks and trade names, each as owned or licensed by the Company Entities. Except as otherwise disclosed on Schedule 6.25(a), each
             ----------------

Company Entity currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each owned application and registration listed on Schedule 6.25(a).
                                       ----------------

          (b) Except as provided on Schedule 6.25(b), the registrations listed
                                    ----------------
on Schedule 6.25(a) are valid and subsisting, in full force and effect in all
   ----------------
material respects and have not been canceled, expired or abandoned. There is no pending, existing, or to the knowledge of any Company Entity, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against the registrations listed on Schedule 6.25(a).
                                    ----------------

          (c) Schedule 6.25(c) lists all of the computer software applications
              ----------------
programs ("Computer Programs") (other than commercially available "off-the-
           -----------------
shelf" applications), which are owned, licensed, leased or otherwise used by any Company Entity in connection with the operation of its businesses as currently conducted, and identifies which is owned, licensed, leased, or otherwise used, as the case may be. Each Computer Program listed on Schedule 6.25(c) is either
                                                    ----------------
(i) owned by a Company Entity, (ii) currently in the public domain or otherwise available to a Company Entity without the license, lease or consent of any third party or (iii) used under rights granted to a Company Entity pursuant to a written agreement, license or lease from a third party, which written agreement, license or lease is set forth on Schedule 6.25(c). The Company Entities use the
                                 ----------------
Computer Programs set forth on Schedule 6.25(c) in connection with the operation
                               ----------------
of their respective businesses as conducted on the date hereof and, to the knowledge of any Company Entities, such use does not violate the rights of any third party. All Computer Programs owned by the Company Entities and set forth in Schedule 6.25(c) were either developed by (x) employees of the Company
   ----------------
Entities within the scope of their employment, (y) third parties as "work-made-for-hire", as that term is defined under Section 101 of the United States copyright laws, pursuant to written agreements or (z) independent contractors who have assigned their rights to the Company Entities pursuant to written agreements.

          Year 2000 Compliance of Computer Software and Hardware.  The current
          ------------------------------------------------------
computer software applications, operating systems, and computer information systems hardware, used by the Company Entities and the Company Practices in the operation of their business (and to the knowledge of the Company Entities with respect to the Specified Practices) are "Year 2000 Compliant"(defined as follows). "Year 2000 Compliant" means that, such software, hardware and data, without causing failures in software, firmware or hardware and without leading to invalid or incorrect results during operation prior to, during and after the calendar year 2000 A.D., will: (i) operate during and after the calendar year 2000 without error relating to the date data, (ii) properly use, recognize and indicate dates in the Year 2000 and beyond as both input and output, including without limitation, in any calculation of dates or length of time in the same century or in multiple centuries; and (iii) conform to proper leap year calculations for the Year 2000 and thereafter.

          (d) Schedule 6.25(d) sets forth as of the date hereof a complete and
              ----------------
accurate list of all agreements pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property, whether a Company Entity is the licensee or licensor thereunder (the "Licenses") and any written settlements or assignments relating to any Intellectual Property. The Licenses are valid and binding obligations of each party thereto, and to the knowledge of any Company Entity, enforceable against each such party in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and there are no breaches or defaults under any Licenses.

          (e) No trade secret or confidential know-how material to the business of any Company Entity as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects any Company Entity's proprietary interests in and to such trade secrets and confidential know-how, and other than disclosures to employees, officers, directors, agents, attorneys, accountants, consultants, independent contractors or other representatives of the Company Entities, each of whom is obligated (by contract, employment policy, cannons of ethics or the like) to maintain the confidentiality of such information.

          (f) To the knowledge of the Company Entities, the conduct of the business of the Company Entities and Company Practices does not infringe upon any intellectual property right owned or controlled by any third party and to the knowledge of the Company Entities, no third party is infringing upon any Intellectual Property owned by the Company Entities and no such claims have been made against a third party by the Company Entities. There are no claims or suits pending or, to the knowledge of the Company Entities, threatened, and the Company Entities have not received any written notice of a third party claim or suit (x) alleging that the activities of the Company Entities or the conduct of their businesses infringes upon or constitutes the unauthorized use of the proprietary rights of any third party or (y) challenging the ownership, use, validity or enforceability of the Intellectual Property.

          (g) There are no settlements, consents, judgments, orders or other agreements to which any Company Entity is subject which restrict the rights of any Company Entity to use any Intellectual Property, or other agreements which restrict the rights to use any Intellectual Property owned by the Company Entities.

          (h) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the right of AMP, Merger Corp or the Surviving Corporation or any of their successors to own, use, license or sublicense any of the Intellectual Property currently owned, used, licensed or sublicensed by the Company Entities nor will it require the consent of any Authority or third party in respect of any such Intellectual Property and no present or former employee, or officer of the Company Entities has any right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property.

     6.26  Rights Plan.  IDX does not have, and the Board of Directors of IDX
           -----------
has not approved, any stockholder rights plan, poison pill or similar arrangement.

     6.27  Lack of Ownership of AMP Common Stock.   No Company Entity and, to
           -------------------------------------
the knowledge of the Company Entities without inquiry, no Shareholder, owns any shares of AMP Common Stock or other securities convertible into shares of AMP Common Stock.

     6.28  Opinion of Financial Advisor.  The Board of Directors of IDX has
           ----------------------------
received the opinion of SunTrust Equitable Securities, dated as of the date hereof, to the effect that, as of such date, the Merger Consideration is fair to holders of IDX Common Stock from a financial point of view (the "Financial
                                                                 ---------
Advisor Opinion"), a copy of which opinion is attached to Schedule 6.28.
- -----------------                                         -------------

     6.29  Required Vote of Company Shareholders.   The affirmative vote of the
           -------------------------------------
holders of a majority of the outstanding shares of IDX Common Stock is required and sufficient to approve the Merger. No other vote or approval of the Shareholders of IDX is required by law, the charter or bylaws of IDX or otherwise in order for IDX to consummate the Merger and the transactions contemplated hereby. The number of shares of IDX Common Stock held by the Signing Shareholders (who are listed on Schedule 6.29), if voted to approve the
                                        -------------
Merger at the IDX Shareholders Meeting, will provide a sufficient number of votes required to approve the Merger under the TBCA.

     6.30  Pooling of Interests; Section 368 Reorganization.   To the knowledge
           ------------------------------------------------
of the Company Entities and based upon the written advice of the independent accountants of IDX, neither it nor any IDX Subsidiaries have taken any action or failed to take any action which action or failure which (without giving effect to any actions or failures to act by AMP or any of its Subsidiaries) would prevent the treatment of the Merger as a pooling of interests for accounting purposes or as a reorganization under the provisions of Section 368(a) of the Code.

     6.31  DVD Transaction and Prior Transactions.   AMP has been provided with
           --------------------------------------
all material documentation evidencing the closing of the DVD Transaction and the terms thereof. Except as otherwise indicated on Schedule 6.31, none of the
                                                 -------------
Company Entities party to such DVD Transaction documents or the Prior Transactions is in breach of the documents evidencing the DVD Transaction or Prior Transactions, and to the knowledge of the Company Entities none of the other parties to such documents is in breach thereof. To the knowledge of the Company Entities, no representation made by the sellers in the documentation relating to the DVD Transaction or the Prior Transactions is untrue and no indemnification claims have been made (and no facts are known to the Company Entities which would give rise to any indemnification claims) with respect to the DVD Transaction or the Prior Transactions.

     6.32  Takeover Statutes.  The Board of Directors of IDX has approved the
           -----------------
terms of this Agreement, and such approval constitutes sufficient approval of this Agreement by the Board of Directors of IDX to render any restrictions on business combinations contained in the TBCA inapplicable to the Merger.

     6.33  Accredited Investor Status.   To the knowledge of IDX based on
           --------------------------
written representations previously received from the holders of common stock of IDX and the IDX Warrants (or other information in the possession of IDX relevant to a determination of Accredited Investor status) in connection with prior issuances of IDX Common Stock and IDX Warrants, no more than 35 of the Shareholders (excluding holders of Assumed Options who do not own any IDX Common Stock or IDX Warrants) were not Accredited Investors as of the time of such transactions, and IDX has no reason to believe that, during the period from the date hereof through the Closing Date, more than 35 of the Shareholders (excluding holders of Assumed Options who do not own any IDX Common Stock or IDX Warrants) will not be Accredited Investors. To the knowledge of IDX based on written representations previously received from the shareholders of Pathsource in connection with the June Merger, at the time of the June Merger all Shareholders who received shares of IDX Common Stock pursuant to such transaction were "Accredited Investors", and the Company has no knowledge that the status of Accredited Investor with respect to any such Shareholders has changed since such date.

     6.34  Brokerage.  No Company Entity and no Shareholder has employed any
           ---------
broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from a Company Entity, or from AMP or its Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, except for IDX's agreement with SunTrust Equitable Securities (a complete and correct copy of which agreement has been delivered to AMP prior to the signing of this Agreement, and the payment obligations under such agreement are set forth on Schedule 6.34 hereto), and all of the obligations under such agreement
         -------------
are obligations of only IDX or SunTrust Equitable Securities (and none of the obligations under such agreement are (or purport to be) obligations of AMP or any Affiliate of AMP).

     6.35  Distribution of Proxy Statement.   IDX will distribute the Proxy
           -------------------------------
Statement to all of its Shareholders as soon as reasonably practicable after the date of this Agreement, which will be at least 10 days prior to the date of the IDX Shareholders Meeting. Subject to Section 7.11, no information included in the Proxy Statement provided by IDX will contain any untrue statement of material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will otherwise be in proper form for compliance with TBCA. Subject to Section 7.11, the Proxy Statement shall include the information and documents required pursuant to Rule 502(b)(2)(iv) under the Securities Act, and shall otherwise comply with the requirements of Rule 502(b)(2) under such Act, so as to satisfy the informational requirements of Rule 506 under the Securities Act. The process for soliciting approval of the Merger shall be implemented and conducted so as to comply with Rule 502(c) under the Securities Act.

     6.36  Statements True and Correct.   No representation or warranty made
           ---------------------------
herein by the Company Entities, nor in any statement, certificate or instrument to be furnished to AMP by the Company Entities within or pursuant to any Merger Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which they are made, not misleading. All documents that IDX is responsible for filing with any regulatory authority in connection with the Merger will comply in all material respects with applicable legal requirements.

                                   ARTICLE 7

             REPRESENTATIONS AND WARRANTIES OF AMP AND MERGER CORP
             -----------------------------------------------------

     AMP and Merger Corp hereby represent and warrant to IDX and its Shareholders as follows:

     7.1  Organization, Authority and Capacity.   Each of AMP and Merger Corp.
          ------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Tennessee, respectively. Each of AMP and Merger Corp. has the full power and authority necessary to (i) execute, deliver and perform its obligations under the Merger Documents to be executed and delivered by it, and (ii) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. Each of AMP and Merger Corp. is duly qualified to do business and is in good standing in each jurisdiction in which a failure to be so qualified or in good standing would have a material adverse effect on (i) their ability to perform their obligations under the Merger Documents to be executed and delivered by it or, (ii) the business, operations, properties, assets, results of operations, or condition (financial or otherwise) of AMP and its Subsidiaries taken as a whole (an "AMP Material Adverse Effect"); provided, however, that,
                      ---------------------------    -----------------
"AMP Material Adverse Effect" shall not be deemed to include the impact of (a) actions or omissions of AMP (or its Subsidiaries) (other than actions or omissions required pursuant to the terms of this Agreement) taken in strict compliance with the prior informed written consent of IDX (in IDX's sole discretion) in furtherance of the transactions contemplated hereunder, (b) changes in law of general applicability or interpretations thereof by courts or governmental authorities following the date of this Agreement, (c) changes in generally accepted accounting principles following the date of this Agreement which have an adverse effect on AMP and which are required by GAAP to be applied by AMP), and (d) the expenses incurred by AMP in consummating the transactions contemplated by this Agreement.

     7.2  Authorization and Validity  .  The execution, delivery and performance
          --------------------------
of the Merger Documents to be executed and delivered by AMP and Merger Corp. have been duly authorized by all necessary corporate action by AMP and Merger Corp. The Merger Documents to be executed and delivered by AMP and Merger Corp. have been or will be, as the case may be, duly executed and delivered by AMP and Merger Corp. and constitute or will constitute the legal, valid and binding obligations of AMP and Merger Corp., enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     7.3  Absence of Conflicting Agreements or Required Consents.  Except as
          ------------------------------------------------------
set forth on Schedule 7.3, the execution, delivery and performance by AMP and
             ------------
Merger Corp. of the Merger Documents to be executed and delivered by it: (i) other than filings under the HSR Act pursuant to Section 8.12 of this Agreement, do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with any provision of AMP's or Merger Corp.'s articles or certificate of incorporation or bylaws;
(iii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which AMP or Merger Corp. is a party or by which AMP or Merger Corp. or any of their respective properties are bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of (a) any material agreement of AMP listed in the Exhibits to AMP's annual report on Form 10-K for its 1999 fiscal year or subsequent Forms 10-Q and 8-K filed with the SEC prior to the date of this Agreement, or (b) any other material agreement of AMP or Merger Corp other than any such breaches or defaults thereof that will not, individually or in the aggregate, have an AMP Material Adverse Effect; and (v) will not create any lien, encumbrance or restriction upon any of the assets or properties of AMP or Merger Corp. (other than Liens granted to lenders with respect to the assets of the Surviving Corporation pursuant to the Credit Agreement dated as of December 16, 1999, as amended, among AMP, certain of its Subsidiaries, Fleet National Bank (f/k/a BankBoston, N.A.), and certain other lenders).

     7.4  Governing Documents.   True and correct copies of the organizational
          -------------------
documents and all amendments thereto of AMP and copies of the bylaws of AMP have been provided or made available to the Company. IDX has previously been provided with access to AMP's minutes, and such minutes accurately reflect all proceedings of the shareholders and board of directors of AMP (and all committees thereof).

     7.5  Outstanding and Authorized Capitalization.   The authorized capital
          -----------------------------------------
stock of Merger Corp. consists of 1,000 shares of common stock, of which 100 shares are issued and outstanding and held of record by AMP. The authorized capital stock of AMP consists of 30,000,000 shares of AMP Common Stock and 5,000,000 shares of preferred stock. As of November 2, 2000, AMP had 21,919,907 shares of AMP Common Stock and no shares of preferred stock issued and outstanding. All issued and outstanding shares of AMP Common Stock have been duly and validly issued, and are fully paid and non-assessable. Except as set forth in Schedule 7.5 or disclosed in the SEC Reports, and except for
         ------------
outstanding options to purchase shares of AMP Common Stock under AMP's Amended and Restated 1996 Stock Option Plan (under which plan there were options outstanding to purchase an aggregate of 1,837,851 shares of AMP Common Stock as of September 30, 2000) and AMP's obligations under or contemplated by this Agreement, there are no outstanding warrants, options, rights, calls or other commitments of any nature relating to shares of capital stock of AMP, and no outstanding securities convertible into or exchangeable for shares of capital stock of AMP, and, AMP is not obligated to issue or repurchase any of its shares of capital stock for any reason and no person or entity has any right or privilege (whether preemptive or contractual) for the purchase, subscription or issuance from AMP of any unissued shares of capital stock of AMP. No shares of AMP Common Stock are held in AMP's treasury. All AMP Common Stock to be issued in connection with the Merger will be duly and validly issued, fully paid and nonassessable. AMP has adopted a Preferred Share Purchase Rights Plan (a "poison pill"), and the shares of AMP Common Stock issued under this Agreement will include any applicable rights under such plan.

     7.6  Reports and Financial Statements.   AMP has previously made available
          --------------------------------
to IDX (including through the SEC's EDGAR system) true and complete copies of:
(a) AMP's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 1999; (b) AMP's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2000 and June 30, 2000; (c) the definitive proxy statement filed by AMP with the SEC on or about April 3, 2000; (d) the final prospectus filed by AMP with the SEC with respect to its initial public offering; (e) all Current Reports on Form 8-K filed by AMP with the SEC since December 31, 1999 through the date of this Agreement (consisting of one 8-K filed on August 2, 2000), and (f) AMP's Form 11-K filed on June 28, 2000; all of which filings with the SEC were timely filed. As of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such reports, proxy statements and prospectuses (individually a "SEC Report" and collectively, the "SEC Reports") (i) complied in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Reports (including any related notes and schedules) complied, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto, and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by Form 10-Q of the Exchange Act) and fairly presented the financial position of AMP and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), and are in accordance with the books and records of AMP, which books and records are correct and complete in all material respects. Since the date of the effectiveness of the final prospectus for AMP's initial public offering, AMP has timely filed all reports and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

     7.7  Absence of Changes.   Except as set forth on Schedule 7.7 or
          ------------------                            ------------
disclosed in the SEC Reports, and except as contemplated by this Agreement, since June 30, 2000, AMP has conducted its business in the ordinary course in all material respects and there has not been an AMP Material Adverse Effect.

     7.8  No Undisclosed Liabilities.    Except as set forth on Schedule 7.8,
          --------------------------                            ------------
neither AMP nor any of its Subsidiaries has any Liabilities of the type required to be reflected on a balance sheet (or notes thereto) prepared in accordance with GAAP, except (a) Liabilities reflected in any of the SEC Reports, (b) Liabilities incurred in the ordinary course of business since June 30, 2000, or
(c) Liabilities that would not, individually or in the aggregate, have an AMP Material Adverse Effect.

     7.9  No Violation of Law.  Except as set forth on Schedule 7.9, the
          -------------------                            ------------
business of AMP and its Subsidiaries have not been and are not currently in violation of any local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body except
(a) as described in any of the SEC Reports and (b) for violations that would not, individually or in the aggregate, have an AMP Material Adverse Effect.

     7.10  Pooling of Interests; Section 368 Reorganization.   To the
           ------------------------------------------------
knowledge of AMP and based upon the written advice of its independent accountants, neither it nor any of its Subsidiaries has taken any action or failed to take any action (including the terms of the Merger) which action or failure which (without giving effect to any actions or failures to act by any Company Entity) would prevent the treatment of the Merger as a pooling of interests for accounting purpose or as a reorganization under the provisions of Section 368(a) of the Code.

     7.11  Disclosure.   No information about AMP that is provided by AMP to
           ----------
IDX for inclusion in the Proxy Statement will contain any untrue statement of material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading (subject to the applicable qualifications set forth in Section 7.6). The information about AMP that is provided by AMP to IDX for inclusion in the Proxy Statement shall include the information and documents required pursuant to Rule 502(b)(2)(vi) under the Securities Act, and shall otherwise comply with the requirements of Rule 502(b)(2) under such Act, so as to satisfy the informational requirements of Rule 506 under the Securities Act. All documents that AMP is responsible for filing with any regulatory authority (including the SEC) in connection with the Merger will comply in all material respects with applicable legal requirements.

     7.12  Brokerage.   AMP has not employed any broker, finder, advisor,
           ---------
consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from IDX or any Shareholder, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby (but AMP has engaged its financial advisor with fees to be paid by AMP).

     7.13  Litigation, etc.  Except as listed on Schedule 7.13 hereto or
           ---------------                         -------------
disclosed in the SEC Reports, and except for matters involving Claims for less than $500,000 that are adequately covered by insurance (taking into account any applicable limits on coverage) and which would not, if determined adversely, have an AMP Material Adverse Effect, (i) there are no Claims pending against any AMP Entity, and, to the knowledge of AMP, no such matter is threatened, (ii) to the knowledge of AMP, there are no governmental or administrative investigations or inquiries pending that involve any AMP Entity, other than routine audits or inquiries (a) under the HCFA audit programs or (b) by state or local agencies, and (iii) there are no judgments against or consent decrees binding on any AMP Entity which may have an AMP Material Adverse Effect; and (iv) all Claims known to AMP against any AMP Entity have been reported to the appropriate insurance carrier and, to the knowledge of AMP, no AMP Entity has received a notice of denial of coverage or a reservation of rights.

     7.14  Inspections and Investigations.
           ------------------------------

          Except as set forth and described in Schedule 7.14 or as disclosed in
                                               -------------
the SEC Reports, (i) no AMP Entity's right to receive reimbursements pursuant to any Government Program or Private Program has ever been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party, (ii) no AMP Entity has during the past three (3) years been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency for the purpose of any alleged improper activity on the part of such entity, other than routine audits or inquiries (a) under the HCFA audit programs or (b) by state or local agencies, (iii) no AMP Entity has received any notice of deficiency in connection with its operations that remains open, and (iv) no AMP Entity has received any notice of any claim, requirement or demand of any licensing or certifying agency or other third party supervising or having authority over any AMP Entity or their operations to rework or redesign any part thereof or to provide additional furniture, fixtures, equipment, appliances or inventory so as to conform to or comply with any existing law, code, rule, regulation or standard; other than any of such items required to be disclosed in Schedule 7.14 under the foregoing clauses (i) through (iv) which would not individually or in the aggregate have an AMP Material Adverse Effect.

     7.15  Health Care Laws and Regulations.  The representations and
           --------------------------------
warranties in this Section 7.15 are qualified by the disclosures set forth in the SEC Reports.

          (a) Except as set forth on Schedule 7.15(a), each AMP Entity has not
                                    -----------------
engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. Section 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes or similar or related state or local statutes or regulations or which would otherwise violate state or local statutes or regulations, including without limitation prohibitions on fee splitting and the corporate practice of medicine, or which are prohibited by rules of professional conduct or which otherwise could constitute fraud, including but not limited to the following: (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; and (iii) soliciting, paying or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare and Medicaid; other than any of such items required to be disclosed in Schedule 7.15(a) under the foregoing clauses (i) through (iii) which would not individually or in the aggregate have an AMP Material Adverse Effect.

          (b) To the knowledge of AMP, all agreements of the AMP Entities with third-party payors were entered into by the AMP Entities in the ordinary course of business. The AMP Entities are in material compliance with each of its third-party payor agreements, and each AMP Entity has properly charged and billed in accordance with the terms of its third-party payor agreements, including, where applicable, billing and collection of all deductibles and co-payments, except to the extent that any failure to be in compliance or properly charge and bill would not, individually or in the aggregate, have an AMP Material Adverse Effect.

          (c) Each AMP Entity has timely and accurately filed all requisite claims and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs in which an AMP Entity participates due on or before the Closing Date except to the extent that the failure to file such claims and reports would not result in an AMP Material Adverse Effect. Except as set forth on Schedule 7.15(c) or as disclosed in the SEC Reports, there are
                ----------------
no Claims pending or, to the knowledge of any AMP Entity, threatened or scheduled, before any authority, including without limitation, any intermediary, carrier, the Administrator of the Health Care Financing Administration, or any other state or federal agency with respect to any Medicare and Medicaid claim filed by any AMP Entity on or before the Closing Date, or program compliance matters, which would have an AMP Material Adverse Effect. AMP has delivered to IDX accurate and complete copies of any Claims, actions or appeals listed on
Schedule 7.15(c).  Except for routinely scheduled reviews, and except as set
- ----------------
forth on Schedule 7.15(c) or as disclosed in the SEC Reports, no valid review or
         ----------------
program integrity review related to any AMP Entity has been conducted by any authority in connection with the Medicare or Medicaid programs and no such review is scheduled, pending or threatened against or affecting any AMP Entity, its business, assets, or the consummation of the transactions contemplated hereby.

          (d) Each facility currently operated by any AMP Entity charges rates and accordingly bills for services which are legal and proper.

          (e) Except as set forth on Schedule 7.15(e), no Person having a
                                     ----------------
"financial relationship" with any AMP Entity as that term is defined in 42 U.S.C. Section 1395nn, directly or indirectly refers patients or services to any AMP Entity other than (i) referrals which comply with (or are exempt from) the requirements of 42 U.S.C. Section 1395nn and the regulations promulgated pursuant thereto, or (ii) referrals that would not, individually or in the aggregate, have an AMP Material Adverse Effect.

          (f) Except as set forth on Schedule 7.15(f) or as disclosed in the SEC
                                     ----------------
Reports, the structure and operations of each AMP Practice are in compliance with applicable state and local statutes and regulations, including without limitation state laws relating to the corporate practice of medicine, fee-splitting, and fraud and abuse, other than any failures in such compliance which would not individually or in the aggregate have an AMP Material Adverse Effect.

     7.16  Statements True and Correct.   No representation or warranty made
           ---------------------------
herein by AMP, when taken together with the statements made in the SEC Reports, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1  Access to Information; Prohibition on Insider Trading.  At all times
          -----------------------------------------------------
prior to the Closing, IDX will afford the officers and authorized representatives of AMP access to each Company Entity's properties, books and records that may relate to or concern the Merger and will furnish such parties with such additional financial, operating and other information as to the business and properties of the Company Entities as such parties may from time to time reasonably request. Such parties shall also be allowed access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of the Company Entities in connection with such investigation of the properties and business of the Company Entities. In addition, at all times prior to the Closing, AMP will afford the officers and authorized representatives of IDX access to all of AMP's properties, books and records that may relate to or concern the Merger and will furnish such parties with such additional financial, operating and other information as to the business and properties of AMP as such parties may from time to time reasonably request.
Such parties shall also be allowed access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of AMP in connection with such investigation of the properties and business of AMP. In each case, such access or investigation shall be subject to the terms of that certain letter agreement signed by AMP and IDX dated August 27, 2000 addressed to IDX from AMP and providing for, among other things, the mutual obligations of the parties with respect to confidential treatment of information provided by AMP and IDX (the "Confidentiality Agreement"). In addition, the Company
                  -------------------------
Entities and AMP shall each take responsible steps to assure that any person who receives nonpublic information concerning the Merger or the other party will treat the information confidentially as provided in this Section and not directly or indirectly buy or sell, or advise or encourage other persons to buy or sell, AMP's stock until such information is properly disclosed to the public.

     8.2  No Solicitation; Acquisition Proposals.
          --------------------------------------

     (a) Unless and until this Agreement is terminated pursuant to Article 11 hereof, neither IDX nor any Affiliate thereof nor any Representatives thereof retained by IDX shall directly or indirectly (i) solicit, initiate or encourage the making of any Acquisition Proposal by any Person, (ii) participate in any discussions or negotiations regarding, or furnish to any other person, corporation or other entity, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person, in connection with, an Acquisition Proposal; or (iii) enter into any contract, agreement or understanding, whether oral or written, that would prevent the consummation of the Merger. In the event any Company Entity shall directly or indirectly receive or become aware of a proposal relating to any acquisition or business combination involving any of the Company Entities, the Company Entities shall immediately notify AMP in writing of the terms of such proposal. IDX agrees that it will, and will cause the other Company Entities and its and their respective officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any acquisition, business combination, equity interest or similar transaction with respect to the Company Entities. Notwithstanding anything herein to the contrary, IDX and its Board of Directors shall be permitted to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited Acquisition Proposal (which may include an Acquisition Proposal resulting from solicitation efforts prior to the date hereof, but not any Acquisition Proposal solicited subsequent to the date hereof or that results from a breach of this
Section 8.2) by any such Person, but only if and only to the extent that (A)
                                 -----------
IDX's Board of Directors concludes in good faith and consistent with its fiduciary duties, after consulting with its independent financial advisors, that such Person is reasonably capable of consummating such Acquisition Proposal and that such Acquisition Proposal is a Superior Proposal (such conclusion by the Board is referred to below as a "Superior Determination"), (B) prior to providing any information or data to any Person in connection with such Superior Proposal by any such Person, IDX receives from such Person an executed confidentiality agreement containing customary confidentiality provisions (with terms similar to the terms of the Confidentiality Agreement entered into by IDX and AMP), and (C) prior to entering into such negotiations with any Person, IDX notifies AMP of the receipt of the Superior Proposal and shall in such notice indicate in reasonable detail the identity of the offeror and the material terms and conditions of any proposal.

     (b) Except as provided in the following sentence, neither IDX nor its Board of Directors shall (i) withdraw or modify in a manner adverse to AMP or Merger Corp. the approval by such Board of Directors of this Agreement, the Merger or the favorable recommendation of the Board with respect thereto, (ii) approve or recommend any Acquisition Proposal, or (iii) cause or permit the Company or any Company Entity to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing or anything else to the contrary in this Agreement or any other agreement, in the event that IDX has received a Superior Proposal not solicited in violation of this Agreement that is the subject of a Superior Determination, then IDX's Board of Directors may, if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is advisable to do so consistent with its fiduciary duties to the Company's stockholders under applicable law, (x) withdraw or modify its approval or recommendation of this Agreement and the Merger and disclose the same to its stockholders or otherwise make disclosure to them, or (y) approve or recommend such Superior Proposal; provided, however, that in no event may the Board of Directors take either such action earlier than the conclusion of the third full business day following notice to AMP of such intention of the Board of Directors to do so.

     8.3  Affirmative Covenants of the Company Entities.    From the date hereof
          ---------------------------------------------
until the earlier of the Effective Time or the termination of this Agreement as permitted by the terms hereof, IDX covenants and agrees that, unless the prior written consent of AMP shall have been obtained, and except as otherwise expressly provided herein, IDX and each other Company Entity shall (and IDX hereby agrees to cause the other Company Entities to) comply with the requirements of this Section 8.3):

               (i) operate its business only in the usual, regular, and ordinary course of business, consistent with past practices;

               (ii) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers;

               (iii) use reasonable commercial efforts to retain the services of its employees, agents and consultants on terms and conditions not less favorable than those existing prior to the date hereof and to ensure that there are no material or adverse changes to employee relations;

               (iv) keep and maintain its assets in their present condition, repair and working order, except for normal depreciation and wear and tear, and maintain its insurance, rights and licenses;

               (v) pay all accounts payable of the Company Entity in accordance with past practice and collect all accounts receivable in accordance with past practice;

               (vi) consult with AMP prior to undertaking any new business opportunity outside the ordinary course of business and not undertake such new business opportunity without the prior written consent of AMP;

               (vii) confer on a regular and frequent basis with one or more designated representatives of AMP to report material operational matters and to report the general status of ongoing business operations;

               (viii) make available to AMP true and correct copies of all internal management and control reports (including aging of accounts receivable, listings of accounts payable, and inventory control reports) and financial statements related to the Company Entities and furnished to management of the Company Entities;

               (ix) cause all tax returns that have not been filed prior to the date hereof to be prepared and filed on or before the date such tax return is required to be filed (taking into account any extensions of the filing deadlines granted); provided, however, that any such tax return shall not be filed without a reasonable opportunity for prior review and comment by AMP;

               (x) as soon as reasonably practicable after they become available, but in no event more than thirty (30) days following the end of each calendar month, deliver to AMP true and complete copies of its monthly financial statements for each calendar month ending subsequent to the date hereof on the format historically utilized by the Company Entity;

               (xi) perform in all material respects all obligations under agreements relating to or affecting its assets, properties or rights;

               (xii) keep in full force and effect present insurance policies or other comparable insurance coverage; and

               (xiii) notify AMP of (i) any event or circumstance which has caused or constituted, or is reasonably likely to have, a Company Material Adverse Effect or would cause or constitute a breach of any of the representations, warranties or covenants contained herein by the Company Entities; or (ii) any material change in the normal course of business or in the operation of the assets, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving the Company Entities or any material property of the Company Entities. Each Company Entity agrees to keep AMP fully informed of such events and to permit AMP's representatives prompt access to all materials prepared in connection therewith.

     8.4  Negative Covenants of the Company Entities.   From the date hereof
          ------------------------------------------
until the earlier of the Effective Time or the termination of this Agreement as permitted by the terms hereof, IDX covenants and agrees that IDX and each other Company Entity shall not (and IDX hereby agrees to cause the other Company Entities not to) do any of the following without the prior written consent of
AMP:

               (i) take any action which would (i) adversely affect the ability of any party to the Merger Documents to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements under the Merger Documents;

               (ii)   amend any of its organizational or governing documents;

               (iii) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of the Company Entities consistent with past practices, or impose, or suffer the imposition, on any asset of the Company Entities of any lien or permit any such lien to exist;

               (iv) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any IDX Common Stock, or any securities convertible into IDX Common Stock, or declare or pay any dividend or make any other distribution in respect of IDX Common Stock;

               (v) other than pursuant to the Merger Documents, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional IDX Common Stock or any rights with respect to any IDX Common Stock;

               (vi) purchase or acquire any assets or properties, whether real or personal, tangible or intangible, or sell or dispose of any assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

               (vii) adjust, split, combine or reclassify any IDX Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for IDX Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration;

               (viii) purchase any securities or make any material investment, either by purchase of stock or other securities, contributions to capital, asset transfers, or purchase of any assets, in any entity, or otherwise acquire direct or indirect control over any other entity;

               (ix) grant any increase in compensation or benefits to the employees or officers of the Company Entities or Company Practices, except in accordance with past practice as to employees that are not officers; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect as of the date hereof and disclosed on the Schedules hereto; enter into or amend
                                           ---------
          any severance agreements with officers of the Company Entities; or grant any material increase in fees or other increases in compensation or other benefits to directors of the Company;

               (x) other than as contemplated by this Agreement or as set forth on Schedule 8.4, enter into or amend any employment contract
                   ------------
          between any Company Entities and any person or entity (unless such amendment is required by law) that the Company does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time;

               (xi) adopt any new employee benefit plan or make any material change in or to any existing employee benefit plans other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan;

               (xii) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

               (xiii) commence any litigation other than in accordance with past practice, settle any litigation involving any liability of the Company Entities for material money damages or restrictions upon the operations of the Company Entities;

               (xiv)   except as set forth on Schedule 8.4, modify, amend or
                                              ------------
          terminate any material contract or waive, release, compromise or assign any material rights or claims;

               (xv) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $100,000 in the aggregate, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

               (xvi) take any action, or omit to take any action, which would cause any of the representations and warranties contained in Article 6 to be untrue or incorrect;

               (xvii) make any loan to any person or increase the aggregate amount of any loan currently outstanding to any person;

               (xviii) take any actions that would, or would be reasonably likely to, prevent AMP from accounting for the Merger in accordance with the pooling of interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by or interpretations issued by the Financial Accounting Standards Board or the SEC;

               (xix) take any action that would give rise to a claim under the WARN Act or any similar state law or regulation because of a "plant closing" or "mass layoff" (each as defined in the WARN Act);

               (xx) make any election under any of its stock option plans to pay cash in exchange for terminating awards under such plans; or

               (xxi) agree, in writing or otherwise, to take any of the foregoing actions or take any action that would result in any of the conditions to the Merger not being satisfied, or, except as otherwise allowed hereunder, that could reasonably be expected to prevent, impede, interfere with or significantly delay the transactions contemplated hereby.

     8.5  Affirmative Covenants of AMP.   From the date hereof until the
          ----------------------------
earlier of the Effective Time or the termination of this Agreement as permitted by the terms hereof, AMP covenants and agrees that, unless the prior written consent of IDX shall have been obtained, and except as otherwise expressly provided herein, AMP and each of its Subsidiaries shall:

               (i) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers;

               (ii) notify IDX of (i) any event or circumstance which has caused or constituted, or is reasonably likely to have, an AMP Material Adverse Effect or would cause or constitute a breach of any of AMP's or Merger Corp's representations, warranties or covenants contained herein; or (ii) any material change in the normal course of business or in the operation of AMP's assets, and of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings;

               (iii) promptly prepare and file with Nasdaq any required listing applications covering the shares of AMP Common Stock issuable in the Merger or upon exercise of the IDX Options and IDX Warrants; and

               (iv) as soon as reasonably practicable after they become available, deliver to IDX true and complete copies of AMP's monthly financial statements for each calendar month ending subsequent to the date hereof on the format historically utilized by AMP.

     8.6  Negative Covenants of AMP.  From the date hereof until the earlier
          -------------------------
of the Effective Time or the termination of this Agreement as permitted by the terms hereof, AMP covenants and agrees that neither it nor any of its Subsidiaries will do any of the following without the prior written consent of
IDX:

               (i) take any action which would (i) adversely affect the ability of any party to the Merger Documents to obtain any consents required for the transactions contemplated thereby, (ii) adversely affect the ability of any party to the Merger Documents to cause any of the conditions set forth in Article 9 to be satisfied, or

          (iii) adversely affect the ability of any party hereto to perform its covenants and agreements under the Merger Documents;

               (ii) take any action, or omit to take any action, which would cause any of the representations and warranties contained in Article 7 to be untrue or incorrect;

               (iii) take any actions that would, or would be reasonably likely to, prevent AMP from accounting for the Merger in accordance with the pooling of interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by or interpretations issued by the Financial Accounting Standards Board or the SEC; or

               (iv) agree, in writing or otherwise, to take any of the foregoing actions or take any action that would result in any of the conditions to the Merger not being satisfied, or, except as otherwise allowed hereunder, that could reasonably be expected to prevent, impede, interfere with or significantly delay the transactions contemplated hereby.

     8.7  Confidentiality, Public Announcements.   The parties hereby affirm
          -------------------------------------
and ratify the terms of the Confidentiality Agreement (it being agreed however that the Confidentiality Agreement may not be amended or modified without the written agreement of both IDX and AMP). Neither AMP or Merger Corp, nor any Company Entity nor any Affiliate, representative, employee, or shareholder of any of such Persons, shall disclose any of the terms of this Agreement to any third party (other than to AMP's advisors and senior lending group and the advisors of IDX within the limits provided in the Confidentiality Agreement) without AMP's and IDX's prior written consent unless required by any applicable law or order (but in any event subject to the applicable terms of the Confidentiality Agreement). The form, content and timing of any and all press releases, public announcements or publicity statements prior to Closing with respect to this Agreement or the transactions contemplated hereby shall be subject to the prior approval of AMP and IDX which shall not be unreasonably withheld, subject to exceptions for legally required disclosures as provided in the previous sentence and the terms of the Confidentiality Agreement. AMP and IDX shall confer with each other prior to the issuance of any reports, public statements or releases pertaining to this Agreement or any transaction contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process or by obligations pursuant to any listing agreement with Nasdaq or similar self-regulatory agency and subject to the terms of the Confidentiality Agreement.

     8.8  Accounting and Tax Treatment.    Each of the Parties undertakes and
          ----------------------------
agrees to use its reasonable efforts to cause the Merger to be accounted for under the pooling of interests method of accounting, and not to take any action that would cause the Merger not to qualify for treatment as a "reorganization" with the meaning of Section 368 of the Code.

     8.9  Filings with State Offices.   Upon the terms and subject to the
          --------------------------
conditions of this Agreement, the Company and Merger Corp. shall execute and file Articles of Merger with the Secretary of State of the State of Tennessee in connection with the Closing.

     8.10  Agreement as to Efforts to Consummate.  Subject to the terms and
           -------------------------------------
conditions of this Agreement, each party agrees to use, and to cause its Subsidiaries to use, its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate and make effective, as soon as reasonably possible after the date of this Agreement, the Merger, including using its reasonable efforts to lift or rescind any order adversely affecting its ability to consummate the Merger and to cause to be satisfied the conditions referred to Articles 9 and 10 that it is required to obtain; provided, that nothing herein shall preclude either party from exercising its rights under this Agreement. Each party shall use, and shall cause each of its Subsidiaries to use, its reasonable commercial efforts to obtain all consents necessary or desirable and which it is required to obtain for the consummation of the Merger.

     8.11  Reports.   Each party and its Subsidiaries, as applicable, shall
           -------
file all reports required to be filed by it with regulatory authorities between the date of this Agreement and the Effective Time. Any financial statements contained in any such reports shall be prepared in accordance with laws applicable to such reports.

     8.12  Applications; Antitrust Notification.   If a filing is required by
           ------------------------------------
the HSR Act with respect to the Merger, each of the Parties will use their reasonable best efforts to file within five business days of the date of this Agreement with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") the notification and report form and documents required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of HSR Act. Each party shall furnish to the other party such necessary information and assistance as the other party may request in connection with its preparation of necessary filings or submissions to the FTC, the DOJ or any other governmental, regulatory or administrative agency or authority. Additionally, each of the Parties will take all such further action as reasonably may be necessary to resolve objections, if any, of the FTC, DOJ, state antitrust authorities or competition authorities of any jurisdiction under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

     8.13  Issuance of Shares; Shareholder Approval.
           ----------------------------------------

          (a) The AMP Common Stock to be issued in the Merger will be issued by AMP relying on an exemption from registration pursuant to Section 4(2) under the Securities Act and Regulation D thereunder or similar exemptions under the Securities Act. The certificates representing the shares of AMP Common Stock shall bear appropriate legends to identify such shares as "restricted securities" under the Securities Act to comply with applicable federal and state securities laws. IDX acknowledges and agrees that in order for AMP to rely on such exemptions from registration, AMP will be required to obtain certain representations made by the Shareholders including, but not limited to, representations concerning status as an "accredited investor" within the meaning of Regulation D of the Securities Act and regarding limitations on resales of the AMP Common Stock.

          (b) So long as required in the reasonable opinion of AMP's counsel, stock transfer orders will be given to AMP's Transfer Agent in connection with the certificates to be issued representing the AMP Common Stock issued pursuant to this Agreement and such certificates will bear legends substantially as follows (the second legend below will apply only to the certificates for shares held by the Escrow Agent):

              "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH

     RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION WITH RESPECT TO ANY PROPOSED TRANSFER OR DISPOSITION OF SUCH SHARES SHALL HAVE BEEN ESTABLISHED TO THE SATISFACTION OF THE ISSUER. IN ADDITION, THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION OR QUALIFICATION UNDER SUCH LAWS."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
     CANCELLATION PURSUANT TO THE TERMS AND CONDITIONS OF AN AGREEMENT AND PLAN OF MERGER DATED AS OF NOVEMBER 7, 2000 AND AN ESCROW AGREEMENT DATED _______, 2000, WHICH AGREEMENTS MAY BE EXAMINED AT THE OFFICES OF THE COMPANY."

     In addition, the certificates delivered to each Shareholder under
Article 4 will include one certificate representing the number of shares of AMP Common Stock which such Shareholder may be entitled to have registered under (and subject to the terms of, and such Shareholder's execution and delivery of) the Registration Rights Agreement (the "Registration Shares"). Such certificates representing the Registration Shares will bear the first legend below, and the other certificates delivered under Article 4 will bear the second legend below:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE ELIGIBLE FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF _______, 200__, WHICH AGREEMENT MAY BE EXAMINED AT THE OFFICES OF THE COMPANY."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT ELIGIBLE FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF _______, 200__, WHICH AGREEMENT MAY BE EXAMINED AT THE OFFICES OF THE COMPANY."

          (c) IDX shall call a shareholder meeting, to be held as soon as reasonably practicable after the date hereof, for the purpose of voting upon approval of this Agreement and the Merger, and such other related matters as it deems appropriate with the consent of AMP (which consent shall not be unreasonable withheld). In connection with such shareholder meeting, (i) IDX shall prepare a Proxy Statement and mail such Proxy Statement to all of IDX's stockholders and to other persons to whom such delivery is required under applicable securities law or agreements, and IDX shall include in the Proxy Statement appropriate disclosures and information concerning IDX and AMP and the Merger as are required by Rule 502(b) under the Securities Act, (ii) AMP shall prepare and provide to IDX for inclusion in the Proxy Statement appropriate disclosures and information concerning AMP as are required by Rule 502(b) under the Securities Act, (iii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iv) the Board of Directors of IDX shall recommend to its stockholders the approval of the matters submitted for approval (subject to Section 8.2(b)), and (v) the Board of Directors and officers of IDX shall use commercially reasonable efforts to obtain such stockholders' approval (subject to Section 8.2(b)). The Proxy Statement and all materials submitted to Shareholders to seek their consent or vote shall be subject to prior review and approval by AMP (which approval shall not be unreasonably withheld).

     8.14  Affiliate Agreements.   The agreements to be entered into pursuant
           --------------------
to the following provisions of this Section 8.14 are sometimes referred to herein as the "Affiliate Agreements".
               --------------------

          (a) IDX shall, within five business days of the date of this Agreement, deliver to AMP a list setting forth the names and addresses of all Persons who are, or at the time of the IDX Shareholders Meeting, in the reasonable judgment of IDX, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. IDX shall furnish such information and documents as AMP may reasonably request for the purpose of reviewing such list. IDX shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the list furnished pursuant to this Section 8.14(a) to execute a written agreement on or prior to the Effective Time, in substantially the form of Exhibit E-1 hereto.
                                   -----------

          (b) AMP shall, within five business days of the date of this Agreement, deliver to the Company a list setting forth the names and addresses of all Persons who are, or at the time of the IDX Shareholders Meeting, in AMP's reasonable judgment, "affiliates" of AMP under applicable SEC accounting releases with respect to pooling of interests accounting treatment. AMP shall furnish such information and documents as the Company may reasonably request for the purpose of reviewing such list. AMP shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the list furnished pursuant to this Section 8.14(b) to execute a written agreement at or prior to the Effective Time, in substantially the form of Exhibit E-2 hereto.
                                                 -----------

     8.15  Registration of Shares.   AMP will use all reasonable best efforts
           ----------------------
to cause a registration statement to be filed and to become effective pursuant to the terms of the Registration Rights Agreement in the form attached as Exhibit F (the "Registration Rights Agreement") following execution and delivery
- ---------
of such agreement at Closing.

     8.16  Availability of Rule 144 Information.  AMP agrees, during the two-
           ------------------------------------
year period commencing on the Effective Time, to:

     (i) use its commercially reasonable efforts to make and keep "current public information" about AMP available, as those terms are understood and defined in Rule 144 under the Securities Act;

     (ii) use its commercially reasonable to file with the SEC in a timely manner all reports and other documents required of AMP to be filed under the Securities Act and the Exchange Act; and

     (iii) furnish to any Shareholder holding shares of AMP Common Stock issued in the Merger, upon request (i) a written statement by the AMP as to AMP's compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report filed by AMP with the SEC (or instructions as to how to access through the internet the SEC's publicly available EDGAR database to obtain such reports).

     In addition, between the date of this Agreement and the Effective Time, AMP shall file on a timely basis all reports required to be filed by it under the 1934 Act, and upon request shall provide copies of such reports to counsel for IDX.

     8.17  Closing Working Capital; Pre-Closing Balance Sheet.
           --------------------------------------------------

     (a) If IDX's "Closing Working Capital" (as defined below) is less than $4,174,266 (the "Minimum Working Capital"), then the Escrow Shares shall be
                 -----------------------
subject to cancellation as provided in this Section 8.17 and the Escrow Agreement. The number of Escrow Shares to be cancelled shall be equal to the quotient of (i) the amount by which the Closing Working Capital is less than the Minimum Working Capital (the "Working Capital Deficiency"), divided by (ii) the
                              --------------------------
Average Trading Price (as defined in Article 13 hereof).  "Closing Working
                                                           ---------------
Capital" means the consolidated Working Capital of IDX as of the Closing Date as
- -------
of the time immediately prior to Closing, determined in accordance with GAAP and, to the extent not inconsistent therewith, applied in a manner consistent with past practice of IDX. "Working Capital" means the sum of all cash and cash
                             ---------------
equivalents, accounts receivable (net of bad debt allowance), inventory, and prepaid expenses and other current assets, minus all accounts payable, accrued
                                           -----
salary and wages, and all other current liabilities (which current liabilities
                                                     -------------------------
shall include without limitation all expenses incurred by IDX (on a consolidated
- -------------
basis) in connection with planning, preparation and consummation of the Merger and this Merger Agreement and the transactions contemplated hereby, including, without limitation (and without duplication), (A) the fees and expenses of legal counsel, accounting firms and financial advisors, (B) the adjustments to current assets and "Other Current Liabilities" reflected in the "Merger and Restructuring Costs" in the InformDX Projected Balance Sheet attached as

Schedule 8.17 (subject to adjustment to the extent of any differences between
- -------------
such projected costs and the actual amounts of such costs), including without limitation the Termination Payments, Stay Bonuses and Severance indicated in
Schedule 8.17, and (C) the payments required to be listed in Schedule 6.3 pursuant to clause (iv) of Section 6.3 (including payments specified in the last sentence of Section 6.3); and which current liabilities shall exclude the
                              ---------------------------------------
following current liabilities: (Y) "current portion of long-term debt and capital leases" and (Z) "restructuring and purchase accounting".

     (b) Within ninety (90) days after the Closing Date, AMP's financial officers shall prepare, and Deloitte & Touche LLP (AMP's independent public accountants) shall complete an audit of, the determination of Closing Working Capital . At the completion of the audit, AMP shall deliver written notice (the "Working Capital Notice") to the Shareholders' Representative and the Escrow
 ----------------------
Agent of the amount of Closing Working Capital determined pursuant to such audit, and the amount of the Working Capital Deficiency (if any). If the Working Capital Deficiency is disputed by the Shareholders' Representative as provided in the Escrow Agreement, the resolution of such dispute shall be conducted as provided in the Escrow Agreement. If there is a Working Capital Deficiency, the Working Capital Notice shall also indicate the amount charged by Deloitte & Touche LLP for conducting such audit, which charges shall be addressed as provided in the Escrow Agreement.

     (c) Delivery of Pre-Closing Balance Sheet.  No later than the fifth (5th)
         -------------------------------------
business day prior to the Closing Date (and no earlier than the 10th business day prior to the Closing Date), IDX shall prepare and deliver to AMP a pro forma balance sheet of IDX (on a consolidated basis) as of a date within 10 days prior to the Closing Date (the "Pre-Closing Balance Sheet") (which Pre-Closing Balance Sheet shall include accruals through such date for all expenses incurred by IDX (on a consolidated basis) in connection with planning, preparation and consummation of the Merger and this Merger Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of legal counsel, accounting firms, and financial advisors, and other current liabilities included in the definition of Working Capital in paragraph (a) of this Section 8.17 (and accruals for reasonable estimates of such expenses through the Closing Date for which invoices have not yet been received by IDX)). The Pre-Closing Balance Sheet shall be prepared on a basis consistent with the Company Financial Statements and shall present fairly in all material respects the consolidated financial condition of IDX as of the date thereof. No later than five (5) business days prior to the Closing Date (and no earlier than the 10th business day prior to the Closing Date), IDX shall provide AMP with its estimate of IDX's Accounts Receivable and Accounts Payable that will be outstanding as of the Closing Date (including estimates of all fees and expenses of legal counsel, accounting firms, and financial advisors, whether or not invoices have not yet been received by IDX, as well as copies of all invoices received from such persons and written estimates of invoices not yet received). IDX represents and warrants that it has delivered to AMP copies of all invoices, engagement letters and agreements for such services that IDX has received through the date of this Agreement and IDX agrees that it shall promptly deliver to AMP all such documents that it hereafter receives through the time of Closing.

     (d) IDX represents and warrants to AMP that the aggregate outstanding balance under IDX's credit agreement referenced in Section 9.16 as of the time immediately prior to Closing (and prior to the payment thereof contemplated in Section 9.16) will not exceed the amount specified in Section 9.16.

8.18 Benefit Plans.
     --------------

     (a)  Pension Benefit Plans.
          ---------------------

          (i) Throughout the Transition Period (defined below), AMP or its subsidiaries shall sponsor one or more retirement plans qualified under Section 401(a) of the Internal Revenue Code that, in the aggregate, shall provide Equivalent Benefits (as defined below) to all Current IDX Plan Participants (as defined below.) For purposes of this section 8.18(a)(i), "Equivalent Benefits" shall mean benefits that are equal to or greater, in all material respects, than the benefits provided through the combination of the Pathology Consultants of America, Inc. 401(k)/Profit sharing Plan and Trust and the Pathology Consultants of America, Inc. Money Purchase Pension Plan and Trust (the "PCA Plans"). Such benefits shall include: (1) the right to make employee contributions to the plan on a pre-tax basis, provided that such right may be eliminated to the extent that such employee contributions are replaced by employer contributions; (2) the right to be credited with employer contributions; (3) the right to have such contributions vest at least as fast as under the vesting schedule in effect on the Closing Date; (4) the right to direct the investment of funds in the participant's accounts; and (5) the right of a participant to take withdrawals and loans from his own accounts. The plan or plans providing such Equivalent Benefits are hereinafter referred to as the "IDX Plans." IDX agrees that if the PCA Plans are used to provide the benefits described above in this Section 8.18(a)(i), the benefits so provided by the PCA Plans shall be deemed to be Equivalent Benefits. For purposes of this Section 8.18, "Transition Period" shall mean the period commencing on the Closing Date and continuing through December 31, 2001. For purposes of this Section 8.18, "Current IDX Plan Participants" shall mean all individuals who are both (x) participants in a PCA Plan as of the Closing Date, and (y) employees of AMP or any of its subsidiaries, or of any Company Practice that is not a Specified Practice, as of the day immediately following the Closing Date. Notwithstanding the above, AMP shall have the right to amend either or both of the PCA Plans, or cause such plan to be amended, including, but not limited to any amendments necessary to maintain the status of such plans as qualified under Section 401(a) of the Internal Revenue Code, any amendments desired to reflect the transactions contemplated by this Agreement, or any amendments necessary to merge, consolidate or transfer all or a portion of the assets and liabilities of such PCA Plan with and into any retirement plan(s) sponsored by AMP that is qualified under Section 401(a) of the Code.

          (ii) Throughout the Transition Period, AMP or one of its subsidiaries as determined by AMP shall continue to sponsor the PCA Plans for the benefit of those employees of the Specified Practices, including without limitation leased employees with respect to which a Specified Practice is the recipient within the meaning of Code Section 414(n), who were participants in the PCA Plans on the Closing Date, with benefits to be funded by the respective Specified Practices. In the event that AMP determines not to continue to sponsor the PCA Plans, or any other plans, for employees of any Specified Practices for any periods after the Transition Period, it shall provide notice to the Specified Practices of that fact a reasonable period of time prior to the date on which it shall cease such plan sponsorship, and shall cooperate with the Specified Practices in their assumption of sponsorship of the PCA Plans or in spinning off the assets of the PCA Plans into new plans sponsored by the Specified Practices.

          (iii) Each Current IDX Plan Participant who as of the Closing Date becomes an employee of AMP or its subsidiaries shall be credited with years of service for eligibility and vesting purposes under any AMP employee pension benefit plan (within the meaning of Section 3(2) of ERISA) that is qualified under Section 401(a) of the Code, for prior service with IDX, any Company Entity or any Company Practice, to the extent that such service was so recognized under the PCA Plans.

          (b)  Welfare Benefit Plans.   Throughout the Transition Period, AMP or
               ---------------------
one of it subsidiaries shall permit those employees of IDX and its ERISA Affiliates who are Current IDX Plan Participants, to participate in such employee welfare benefit plans (within the meaning of Section 3(1) of ERISA), together with any insurance contracts or agreements related thereto, as AMP provides to similarly situated employees (the "AMP Welfare Plans"). Each Current IDX Plan Participant shall be credited with their service with IDX and its ERISA Affiliates in determining their eligibility to participate in any AMP Welfare Plans, and shall not be subject to exclusion from such coverage for pre-existing conditions other than those exclusions that were applicable under the corresponding employee welfare benefit plans of IDX as in effect immediately prior to the Closing Date. Notwithstanding the foregoing, AMP may, for any reason including, without limitation, to prevent an employee welfare benefit plan from becoming a multiple employer welfare arrangement (within the meaning of section 3(40) of ERISA), establish additional plans, insurance policies or contracts that provide benefits which in the aggregate are substantially similar to those provided under the AMP Welfare Plans, for the benefit of the Current IDX Plan Participants. AMP agrees that if and to the extent required under any existing management services agreement between AMP and a Specified Practice, AMP shall continue to assist in the negotiation and administration of any employee welfare benefit plans (within the meaning of Section 3(l) of ERISA) that are maintained by the Specified Practice.

     8.19 Indemnification of IDX Officers and Directors.  The Charter and bylaws
          ---------------------------------------------
of the Surviving Corporation shall contain provisions with respect to indemnification substantially to the same effect as those set forth in IDX's Charter and Bylaws on the date hereof, which provisions shall not be amended, modified or otherwise repealed for a period of seven years after the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time (with respect to periods prior to and until the Effective Time) of individuals who at the Effective Time were directors or officers of IDX, unless such modification is required after the Effective Time by applicable law.

                                   ARTICLE 9
               CONDITIONS TO OBLIGATIONS OF AMP AND MERGER CORP.
               -------------------------------------------------

     The obligation of AMP and Merger Corp. to consummate the Closing of the Merger is subject to the satisfaction, or written waiver by AMP, at or prior to Closing, of each of the following conditions:

     9.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company Entities set forth in this Agreement shall be true and correct in all material respects as of the Effective Time with the same force and effect as if such representations and warranties had been made at and as of the Effective Time, except with respect to any of such representations and warranties referring to a state of facts existing on a specified date prior to the Closing Date, it shall be sufficient if at the Effective Time such representation and warranty continues to describe accurately the state of facts existing on the date so specified; it being agreed however that any failures in such representations and warranties to be true and correct (other than failures as a result of fraud or intentional misrepresentation) shall not cause the conditions in this Section 9.1 to fail to be satisfied if such failures do not, individually or in the aggregate, result in a Company Material Adverse Effect.

     9.2  Performance; Covenants.  All of the terms, covenants and conditions of
          ----------------------
the Merger Documents to be complied with or performed by the Company Entities or the Shareholders at or prior to Closing shall have been complied with and performed in all material respects including, but not limited to, the delivery to AMP of the following documents:

          (a) Good standing certificates regarding IDX and each IDX Subsidiary,
              --------------------------
certified by the Secretary of State of the respective state of incorporation and all states where such entities are qualified to do business, dated within fifteen (15) business days of the Closing;

          (b) A certificate dated as of the Closing Date signed by the duly
                -----------
authorized officers of IDX certifying the satisfaction of Section 9.1 and that the Company Entities have complied in all material respects with all obligations under this Agreement required to be performed by them at or prior to Closing;

          (c) Necessary Consents and Approvals.  All consents and approvals
              --------------------------------
necessary for the consummation of the transactions contemplated by the Merger Documents which are disclosed or required to be disclosed in the Schedules hereto, including any required consents, licenses, permits or other approvals identified in Schedule 6.3; and the required waiting period under the HSR Act shall have expired or been terminated as necessary to consummate the Merger without violation of the HSR Act.

          (d) Resolutions duly adopted by IDX's Board of Directors and
              -----------
Shareholders approving the execution, delivery and performance of this Agreement and the consummation of the Merger, certified by an appropriate officer of IDX;

          (e) Resignations and Releases in the form attached as Exhibit G
              -------------------------                         ---------
hereto, executed and delivered by each of the officers and directors of the Company Entities identified in Exhibit G, as applicable, effective as of the Effective Time (subject to approval by AMP of the items listed in the respective Exhibits A thereto);

          (f) Termination of Stockholder Agreements; Other Stock Agreements.
              -------------------------------------------------------------
The following agreements shall have been terminated, and evidence of termination reasonably satisfactory to AMP shall have been delivered to AMP: (i) the Investor Stockholder Agreement dated June 30 2000 among IDX, ABS Capital Partners II, L.P., Union Street Partners, L.P., James Shapiro, Questor Partners Fund, L.P., Questor Side-By-Side Partners, L.P., and certain other parties including certain stockholders of IDX, and (ii) all "Stock Agreements" listed in
Schedule 6.13 or other Schedules to this Agreement (other than the "Stock Agreement" with Stephen F. Drake dated December 24, 1997).

     9.3  No Material Adverse Change.  There shall not have occurred a Company
          --------------------------
Material Adverse Effect between the date hereof and the Effective Time.

     9.4  No Injunction, Etc.  No action or proceeding shall have commenced
          -------------------
before any court or governmental agency, and no applicable legislation shall have been enacted by any legislative body, to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Merger, if such action, proceeding, or legislation, in the reasonable judgment of AMP and its counsel, would make it inadvisable to consummate such transactions. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

     9.5  Legal Opinions.  AMP shall have received an opinion of counsel to the
          --------------
Company Entities substantially in the form attached hereto as Exhibit H (subject
                                                              ---------
to AMP's approval of the opinion of Tennessee counsel referenced therein, which approval shall not be unreasonably withheld).

     9.6  Pooling-of-Interests.  AMP shall have received (i) a letter addressed
          --------------------
to AMP from AMP's independent accountants, as of a date reasonably approximate to the date of the Closing, to the effect that, as of such date, AMP is eligible to participate in a pooling-of-interests combination, (ii) a letter addressed to AMP from AMP's independent accountants, satisfactory in form and substance, to the effect that (based in part on the letter from AMP's independent accountants) the Merger should be treated as a pooling-of-interests for accounting and financial reporting purposes, subject to satisfaction of post-Merger conditions, and (iii) a copy of the letter delivered to the accountants for IDX that IDX is eligible to participate in a pooling-of-interests combination.

     9.7  Affiliate Agreements.  AMP shall have received the Affiliate
          --------------------
Agreements contemplated by Section 8.14.

     9.8  Management Employment Agreements; Termination of Severance Agreements.
          ---------------------------------------------------------------------
Brian Carr and James Billington shall have entered into employment agreements in substantially the applicable forms attached as Exhibit I (the "Employment
                                               ---------       ----------
Agreements").
- ----------

     9.9  Investment Representation Letters.  Subject to the permitted
          ---------------------------------
exceptions indicated in this Section 9.9 below, all Shareholders shall have completed, executed and delivered the Investment Representation Letter in the form attached hereto and indicated therein that such Shareholder is an Accredited Investor (provided, however, that the conditions in this Section 9.9 shall not be deemed to be unsatisfied if no more than 35 Shareholders in the aggregate fail to so deliver the Investment Representation Letter or indicate therein that they are not Accredited Investors; and further provided that any holder of Assumed Options who is not a holder of any IDX Common Stock or IDX Warrants that fails to so deliver the Investment Representation Letter need not be counted for purposes of such 35-holder limit on failures to deliver the Investment Representation Letter), and copies of all such Investment Representation Letters shall have been delivered to AMP. In addition, if this
Section 9.9 is not otherwise satisfied pursuant to its terms, AMP may, in AMP's discretion, rely on other documentation reasonably satisfactory to AMP in order to provide AMP with reasonable assurances in the nature of those provided in the Investment Representation Letters (including, without limitation, that the Shareholder(s) in question are Accredited Investors), with respect to one or more of the Shareholders that fails to deliver the Investment Representation Letter as required under this Section 9.9;.

     9.10 IDX Shareholder Approval.  This Agreement and the Merger and all other
          ------------------------
documents and instruments to be delivered in connection herewith, shall have been approved by the Shareholders in accordance with TBCA. In addition, the holders of no more than ten percent (10%) of IDX Common Stock shall have pursued dissenters rights under the TBCA by giving notice of intent to demand payment for his shares in connection with the Merger as provided in Chapter 23 of the TBCA or otherwise.

     9.11 [intentionally omitted]

     9.12 Articles of Merger.  IDX shall have executed and delivered to AMP and
          ------------------
Merger Corp. the articles of merger to be filed with the Secretary of State of the State of Tennessee in connection with the Merger.

     9.13 Consent of Lender; Other Required Consents.  AMP shall have obtained
          ------------------------------------------
all consents and approvals required with respect to the Merger and this Agreement under its Credit Agreement with Fleet National Bank (the "Fleet Credit Agreement"), and the other required consents identified in Schedule 7.3 (if any).

     9.14 Compliance with Securities Laws.  IDX shall have complied in all
          -------------------------------
respects with Sections 6.35 and 8.13(c), except for any noncompliance that would not result in (i) the failure of the Merger to comply with the exemption from the registration requirements of the Securities Act provided under Regulation D (including Rule 506) thereunder, or (ii) any other violation of the Securities Act or the Exchange Act (or the rules thereunder) in connection with the Merger; and except for any noncompliance by IDX that was caused by AMP.

     9.15 Escrow Agreement.  The parties to the Escrow Agreement shall have
          ----------------
executed and delivered the Escrow Agreement in the form attached as Exhibit D hereto (subject to any changes that may be required by the Escrow Agent prior to execution thereof, if such changes are approved by AMP and IDX (which approval shall not be unreasonably withheld)).

     9.16 Pay-off Letter.  AMP shall have received a customary "estoppel/pay-
          ---------------
off" letter (reasonably satisfactory to AMP) from Bank of America regarding IDX's credit agreement with such bank, which reflects (i) the aggregate amount necessary to payoff all amounts outstanding thereunder, inclusive of principal, interest and penalty, that does not exceed $8,000,000, and (ii) the Bank's confirmation of the termination of all liens encumbering the assets of the Company Entities thereunder, upon (i) payment of such payoff amount and (ii) if applicable, replacement of the letters of credit under credit agreement.

     9.17 [intentionally omitted]

     9.18 Required Subordination Agreements.  All subordination agreements (if
          ---------------------------------
any) required by the Fleet Credit Agreement to be entered into by persons to whom any of the Company Entities have obligations shall have been executed and delivered to Fleet National Bank and AMP in form satisfactory to Fleet.

     9.19 IDX Pre-Closing Balance Sheet  IDX shall have prepared and delivered
          -----------------------------
the Pre-Closing Balance Sheet in accordance with Section 8.17.

     9.20 Amendment of Obligations to Issue Stock  IDX shall have caused to be
          ---------------------------------------
amended, to the reasonable satisfaction of AMP pursuant to terms approved by AMP prior to such amendment, all rights of any person to receive, and all obligations of IDX or any IDX Subsidiary to issue, any shares of IDX Common Stock or other securities of IDX or any capital stock or other securities of any IDX Subsidiary that are disclosed or required to be disclosed in Schedule 6.5(a) or Schedule 6.5(b), other than the IDX Options and IDX Warrants (which are otherwise addressed in Section 3.5 hereof); it being agreed that such amendments
(i) shall in substance have the effect contemplated in Section 3.5(e) hereof pursuant to which such rights will be converted into rights to acquire shares of AMP Common Stock in a manner that is materially consistent with the Exchange Ratio (with due consideration, in the case of rights to be amended which are not rights to acquire shares of IDX Common Stock, for the differences in the per share value between the IDX Common Stock and such other securities), and (ii) must be done in a fashion that will not cause the Merger to fail to qualify for pooling treatment. AMP shall have received documentation of such amendments reasonably satisfactory to AMP. The rights to be terminated or amended under this Section 9.20 shall include, without limitation, the obligation for shares of Pathsource, Inc. to be issued pursuant to that certain Asset Purchase Agreement, dated as of October 13, 1998, by and between TID Acquisition Corp. and Institute for Dermatopathology Management Company, L.L.C., and Pathsource, Inc.

                                   ARTICLE 10
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                    ----------------------------------------

     The obligations of the Company to consummate the Closing of the Merger is subject to the satisfaction, or waiver by the Company, at or prior to Closing, of each of the following conditions:

     10.1 Representations and Warranties.  The representations and warranties of
          ------------------------------
AMP and Merger Corp. set forth in this Agreement shall be true and correct in all material respects as of the Effective Time with the same force and effect as if such representations and warranties had been made at and as of the Effective Time, except with respect to any of such representations and warranties referring to a state of facts existing at a specified date prior to the Closing Date, it shall be sufficient if at the Effective Time such representation and warranty continues to describe accurately in all material respects the state of facts existing on the date so specified; it being agreed however that any failures in such representations and warranties to be true and correct (other than failures as a result of fraud or intentional misrepresentation) shall not cause the conditions in this Section 10.1 to fail to be satisfied if such failures do not, individually or in the aggregate, result in an AMP Material Adverse Effect.

     10.2 Performance; Covenants.  All of the terms, covenants and conditions of
          ----------------------
this Agreement to be complied with or performed by AMP at or prior to the Closing shall have been complied with and performed in all material respects, including, but not limited to delivery of the following documents:

          (a) A good standing certificate regarding AMP and Merger Corp.
                -------------------------
certified by the Secretary of State of the States of Delaware and Tennessee, respectively, each dated within 15 days prior to Closing;

          (b) A certificate dated as of the Closing Date signed by a duly
                -----------
authorized officer of AMP and Merger Corp. certifying satisfaction of Section 10.1, and that AMP and Merger Corp. have complied in all material respects with all obligations under this Agreement required to be performed by them at or prior to Closing;

          (c) Resolutions duly adopted by the Board of Directors of AMP and the
              -----------
Board of Directors and shareholder of Merger Corp. approving the execution, delivery and performance of this Agreement and the consummation of the Merger, certified by an appropriate officer of AMP and Merger Corp., respectively.

     10.3 Necessary Consents and Approvals. The required waiting period under
          --------------------------------
the HSR Act shall have expired or been terminated as necessary to consummate the Merger without violation of the HSR Act.

     10.4 No Material Adverse Change.  There shall not have occurred an AMP
          --------------------------
Material Adverse Effect between the date hereof and the Effective Time.

     10.5 No Injunction, Etc.  No action or proceeding shall have commenced
          -------------------
before any court or governmental agency, and no applicable legislation shall have been enacted by any legislative body, to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Merger, if such action, proceeding, or legislation, in the reasonable judgment of IDX and its counsel, would make it inadvisable to consummate such transactions. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

     10.6  Stockholder Approval.  This Agreement and the Merger shall have been
           --------------------
approved by the Shareholders of IDX in accordance with the TBCA.

     10.7  Articles of Merger.  Merger Corp. shall have executed and delivered
           ------------------
to IDX the articles of merger to be filed with the Secretary of State of the State of Tennessee in connection with the Merger.

     10.8  Tax-Free Merger.  No event outside the control of the Company shall
           ---------------
have occurred between the date of this Agreement and the Closing Date, so as to jeopardize the treatment of the transactions contemplated by the Merger as a reorganization within the meaning of Section 368(a) of the Code. IDX shall have obtained and received an opinion from a law firm or accounting firm reasonably acceptable to IDX to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     10.9  Registration Rights Agreement.  AMP shall have executed and delivered
           -----------------------------
the Registration Rights Agreement.

     10.10 Legal Opinion.  IDX shall have received an opinion of counsel to AMP
           -------------
substantially in the form attached hereto as Exhibit J.
                                             ---------

     10.11 Nasdaq Listing.  The shares of AMP Common Stock to be issued
           --------------
pursuant to the Merger shall be approved for listing on Nasdaq upon issuance.

                                   ARTICLE 11
                                  TERMINATION
                                  -----------

     11.1 Right of Termination.  This Agreement and the Merger may be terminated
          --------------------
at any time prior to the Closing Date as follows:

          (a) By the mutual written consent of AMP and IDX;

          (b) by either IDX or AMP if the Effective Time shall not have occurred prior to the close of business on December 29, 2000; provided, that the party seeking to terminate this Agreement pursuant to this Section 11.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have materially contributed to the failure to consummate the Merger on or before such date;

          (c) by either IDX or AMP if (i) a statute, rule, regulation or executive order shall have been enacted, entered, promulgated or enforced by any Governmental Authority prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 11.1(c)(ii) shall have used its reasonable best efforts to remove such order, decree, ruling or injunction;

        (d)  by IDX:

             (i) if AMP or Merger Corp. shall have materially breached any of its representations or warranties or agreements herein which breach would give rise to the failure of the conditions set forth in Section 10.1 hereof to be satisfied, which breach is incapable of being cured or has not been cured by the date that is 15 business days following written notice thereof to AMP from IDX;

             (ii) if the Board of Directors of IDX shall have withdrawn or modified in a manner adverse to AMP its approval or recommendation of this Agreement or the Merger in connection with entering into a definitive agreement providing for the transactions contemplated by a Superior Proposal, provided that IDX shall have complied with the provisions of Section 8.2 hereof, including the notice provisions therein; and concurrently with or prior to such termination, IDX has confirmed to AMP its obligation to pay the Company Termination Fee set forth in Section 11.3 (such termination by IDX shall not be deemed a breach of this Agreement); or

             (iii) if the Merger does not qualify as a pooling of interests transaction for financial accounting purposes due to breaches of AMP's covenants or warranties under this Agreement; provided that IDX will not have the right to terminate under this clause (iii) if IDX itself fails or the terms of the Merger fail to satisfy the pooling of interest rules for such pooling treatment;

        (e)  by AMP:

             (i) if IDX shall have materially breached any of its representations or warranties or agreements herein which breach would give rise to the failure of the conditions set forth in Section 9.1 hereof to be satisfied, which breach is incapable of being cured or has not been cured by the date that is 15 business days following written notice thereof to IDX from AMP; or

             (ii) if (A) the Board of Directors of IDX or any committee thereof shall have withdrawn or modified (in a manner adverse to AMP) its approval or recommendation of this Agreement or the Merger; (B) the Board of Directors of IDX or any committee thereof shall have recommended to the stockholders of IDX, taken no position with respect to, or failed to recommend against acceptance of, any Acquisition Proposal; (C) IDX shall have entered into any definitive agreement with respect to an Acquisition Proposal; or (D) the Board of Directors of IDX or any committee thereof shall have resolved to do any of the foregoing;

         (f) by either IDX or AMP if (i) the IDX Shareholders Meeting
(including any adjournments thereof) shall have been held and completed and the Shareholders shall have taken a final vote on a proposal to approve this Agreement, and (ii) the required approval of the Shareholders shall not have been obtained; provided, that the party seeking to terminate this Agreement pursuant to this Section 11.1(f) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have materially contributed to the failure to obtain such approval; it being agreed, however, that a termination or purported termination of this Agreement by IDX under this paragraph (f) on the same date as AMP terminates under this paragraph (f) shall not preclude AMP's right to terminate the Agreement under this paragraph (f) and to recover any amounts due to AMP by reason thereof as provided in this Article 11;

          (g) by AMP, if IDX shall have failed to include in the Proxy Statement a recommendation by the IDX Board of Directors to approve the Merger, or shall have failed to call or conduct the IDX Shareholders Meeting in accordance this Agreement;

          (h) by AMP if the Merger does not qualify as a pooling of interests transaction for financial accounting purposes due to breaches of IDX's covenants or warranties under this Agreement; provided that AMP will not have the right to terminate under this clause (h) if AMP itself fails or the terms of the Merger fail to satisfy the pooling of interest rules for such pooling treatment;

          (i) by AMP if IDX fails to satisfy the condition to closing set forth in Section 9.9 by the close of business on December 29, 2000; it being agreed, however, that a termination or purported termination of this Agreement by IDX under Section 11.1(b) on the same date as AMP terminates under this paragraph
(i) shall not preclude AMP's right to terminate the Agreement under this paragraph (i) and to recover any amounts due to AMP by reason thereof as provided in this Article 11.

          (j) by IDX if AMP fails to satisfy or waive the condition to closing set forth in Section 9.13 with respect to the Fleet Credit Agreement by the close of business on December 29, 2000; it being agreed, however, that a termination or purported termination of this Agreement by AMP under Section 11.1(b) on the same date as IDX terminates under this paragraph (j) shall not preclude IDX's right to terminate the Agreement under this paragraph (j) and to recover any amounts due to IDX by reason thereof as provided in this Article 11.

     11.2 Effect of Termination.  In the event of the termination of this
          ---------------------
Agreement pursuant to and in accordance with Section 11.1, this Agreement shall become void and have no effect, without any liability or obligation under this Agreement on the part of any party or its Affiliates, agents, advisors or stockholders, except that (i) the provisions of this Section 11.2, and Sections 6.34, 7.12, 8.7, 11.3 and Article 14 of this Agreement shall survive any such termination, and (ii) except as otherwise provided herein, a termination shall not relieve the breaching party from liability for a breach of this Agreement.

     11.3 Certain Termination Fees.
          ------------------------

          (a) In the event that a Company Termination Fee Event (as defined below) occurs, then IDX shall pay AMP a fee equal to $2,000,000 (the "Company Termination Fee") payable by wire transfer of same day funds at the applicable time set forth in this paragraph below. A "Company Termination Fee Event" shall mean a termination of this Agreement (i) by AMP pursuant to any of Sections 11.1(e)(ii), 11.1(f), 11.1(g) or 11.1(i); provided that a termination under
                                          -------------
either of Sections 11.1(f) or 11.1(i) shall only be a Company Termination Fee Event if all other conditions to Closing in Articles 9 and 10 have been satisfied or waived, other than the conditions in Sections 10.7, 10.8 (as to delivery of the tax opinion) and 10.10 (but only if delivery of such legal opinion has been tendered, in substantially the form required, subject to the occurrence of the Closing in accordance with the terms of this Agreement), the condition in Section 10.6 in the case of a termination under Section 11.1(f), and other than those conditions that are not satisfied due to either a breach by IDX under this Agreement or actions or omissions of IDX that have frustrated the satisfaction of a condition or IDX's failure to use reasonable efforts to satisfy any condition, or (ii) by IDX pursuant to Section 11.1(d)(ii). Upon the occurrence of a Company Termination Fee Event, IDX shall pay to AMP, or cause to be paid, the Company Termination Fee (1) in the case of a Company Termination Fee Event other than pursuant to Section 11.1(d)(ii), not later than one business day following such termination, or (2) in the case of a Company Termination Fee Event pursuant to Section 11.1(d)(ii), prior to or concurrently with such termination; and in any case, in cash, by wire transfer of immediately available funds to an account designated by AMP. Except for nonpayment of the Company Termination Fee, AMP and Merger Corp.

hereby agree that, upon any termination of this Agreement pursuant to a Company Termination Fee Event, in no event shall AMP or Merger Corp. be entitled to seek or to obtain any further recovery or judgment against IDX or any of its assets, or against any of its Affiliates, agents, advisors or stockholders relating to the termination of this Agreement and the transactions contemplated hereby, and in no event shall AMP or Merger Corp. be entitled to seek or obtain any other amount relating thereto, except in the case of fraud or intentional misrepresentation.

          (b) Each party acknowledges that the agreements contained in this
Section 11.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if IDX fails promptly to pay any Company Termination Fee when due pursuant to this Section 11.3, and, in order to obtain such payment, AMP commences a suit that results in a final and non-appealable judgment against IDX for the such Company Termination Fee, IDX shall pay to AMP its costs and expenses actually incurred (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made.

          (c) Upon the occurrence of a termination by AMP under Section 11.1(e)(i) or 11.1(h), IDX shall, upon submission of one or more statements therefor, accompanied by reasonable supporting documentation, reimburse AMP for up to $625,000 of all out of pocket costs, fees and expenses reasonably incurred by AMP or on its behalf arising out of, in connection with, or related to this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, if applicable, HSR Act and other filing fees, fees and expenses of printers, accountants, attorneys, consultants (including without limitation, Acquisition Management Services, Inc.) and appraisers); it being agreed however that no fees or expenses of any financial advisor or investment banking firm shall be reimbursed under this clause (c) (including without limitation any fees of the firm of Donaldson, Lufkin & Jenrette).

          (d) Upon the occurrence of a termination of this Agreement by IDX under Section 11.1(d)(i), 11.1(d)(iii) or 11.1(j) (subject to the proviso in this paragraph below), AMP shall, upon submission of one or more statements therefor, accompanied by reasonable supporting documentation, reimburse IDX for up to $625,000 of all out of pocket costs, fees and expenses reasonably incurred by IDX or on its behalf arising out of, in connection with, or related to this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, if applicable, HSR Act and other filing fees, fees and expenses of printers, accountants, attorneys, consultants and appraisers); it being agreed however that no fees or expenses of any financial advisor or investment banking firm shall be reimbursed under this clause (c) (including without limitation any fees of the firm of SunTrust Equitable Securities); provided that AMP shall not be obligated to reimburse IDX
                       -------------
under this paragraph (d) in the case of a termination under 11.1(j) unless all other conditions to Closing in Articles 9 and 10 have been satisfied or waived, other than the conditions in Sections 9.12 and 9.5 (but only if delivery of such legal opinion has been tendered, in substantially the form required, subject to the occurrence of the Closing in accordance with the terms of this Agreement), the condition in Section 9.13 (with respect to the Fleet Credit Agreement), the condition in Section 9.18 (but only if IDX has used reasonable commercial efforts to obtain any subordination agreements required under Section 9.18 (which efforts do not require the payment of money or other consideration to the persons required to deliver such subordinations)), and other than those conditions that are not satisfied due to either a breach by AMP under this Agreement or actions or omissions of AMP that have frustrated the satisfaction of a condition or AMP's failure to use reasonable efforts to satisfy any condition.

                                   ARTICLE 12
                       SURVIVAL OF TERMS; INDEMNIFICATION
                       ----------------------------------

     12.1  Survival.  All of the terms and conditions of this Agreement,
           --------
together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties shall survive after the Closing until the one-year anniversary of the Effective Time (the "Survival Period"), subject to
Section 12.6(c), except for representations and warranties for which a claim for indemnification as provided under this Article 12 has been made shall be pending as of the end of the Survival Period, in which event such applicable representations and warranties shall survive thereafter with respect to such claim until the final disposition thereof. No claim for indemnification may be made after the Survival Period, subject to Section 12.6(c).

     12.2  Indemnification by IDX.    Subject to this Article 12, AMP and its
           ----------------------                     ----------
Affiliates, including the Company Entities, officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by IDX at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the reasonable fees and expenses of counsel) (collectively, "Losses") resulting from, or in respect of, any of the following:

          (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of any of the Company Entities under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by any of the Company Entities hereunder;

          (b) Any and all liabilities of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, for those matters identified or required to be identified on Schedule 6.10 (litigation) attached
                                           -------------
hereto; and

          (c) Any Benefits Compliance Matters (as defined in Section 6.15).

     12.3  Indemnification by AMP.  Subject to this Article 12, the Company
           ----------------------                   ----------
Entities and Shareholders and their heirs, assigns, representatives and agents shall be indemnified and held harmless by AMP, at all times after the date of this Agreement, against and in respect of any and all Losses resulting from, or in respect of any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of AMP or Merger Corp. under this Agreement.

     12.4  Third-Party Claims.    Except as otherwise provided in this
           ------------------
Agreement, the following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "indemnitee") of notice of the commencement of any (a) Tax audit or proceeding for the assessment of Tax by any taxing authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (b) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "indemnitor") is, or may be, required under this Agreement to indemnify such indemnitee, the indemnitee will, if an indemnification claim thereon is to be, or may be, made hereunder against the indemnitor, notify the indemnitor in writing of the commencement or assertion thereof and give the indemnitor a copy of such Claim, process and all legal pleadings (which notice, if made by or on behalf of any one or more Shareholders, shall be made by the Shareholders' Representative). The indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The indemnitor shall have the right to assume the defense of such action unless such action (i) may result in injunctions or other equitable remedies in respect of the indemnitee or its business; (ii) may result in liabilities which, taken with other then existing Claims under this Article 12, would not be fully
                                           ----------
indemnified hereunder; or (iii) may have an adverse impact on the business or financial condition of the indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the indemnitee). The indemnitor and the indemnitee shall cooperate in the defense of such Claims. In the case that the indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the indemnitee shall make available to the indemnitor all relevant records and take such other reasonable action and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner (and if the indemnitee is AMP, such requirement will be satisfied by providing such items to the Shareholders' Representative). If the indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the indemnitor has agreed to indemnify the indemnitee under this Agreement, the indemnitor shall promptly reimburse the indemnitee in an amount equal to the amount of such payment plus all reasonable expenses (including legal fees and expenses) incurred by such indemnitee in connection with such obligation or liability subject to this Article 12. An
                                                             ----------
indemnitee shall have the right to settle any Claim against it for which the indemnitor is or may be liable hereunder, but the indemnitor's indemnification obligation with respect to the settled Claim is subject to the prior written approval of the indemnitor, which approval shall not be unreasonably withheld or delayed (and if the indemnitee is AMP, such approval shall be deemed to have been given if approved by the Shareholders' Representative, which approval shall not be unreasonably withheld or delayed). An indemnitor shall not settle or seek to settle any such Claim by a third party against an indemnitee except and only to the extent that the indemnitee gives prior written approval to the indemnitor to do so in the specific case (and if the indemnitor is AMP, such approval shall be deemed to have been given if approved by the Shareholders' Representative, which approval shall not be unreasonably withheld or delayed), and no such settlement shall be binding on the indemnitee unless the settlement is duly agreed to in writing by the indemnitee (and if the indemnitor is AMP, such agreement to a settlement shall be deemed to have been given if approved by the Shareholders' Representative, which approval shall not be unreasonably withheld or delayed).

     An indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or Claim, (b) the indemnitor shall not have employed, or is prohibited under this Section from employing, counsel in the defense of such action or Claim, or (c) such indemnitee shall have reasonably concluded upon advice of counsel that there may be material defenses available to it which are materially contrary to, or materially inconsistent with, those available to the indemnitor (which determination, if made by or on behalf of any one or more Shareholders, shall be made by the Shareholders' Representative); in any of which events under the foregoing clauses (a), (b) and (c) such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor; it being agreed that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions relating to one or more indemnified parties arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one attorney at any time for all such indemnified parties.

     12.5  Indemnification for Prior Acts.  The Company Entities expressly
           ------------------------------
assign to AMP all rights of indemnification under prior purchase agreements to the extent such assignment is necessary to allow AMP to proceed against prior owners of businesses purchased by IDX or other Company Entities.

     12.6  Limitations on Indemnification.
           ------------------------------

          (a) The indemnification rights pursuant to this Article 12 shall, after the Closing, be the exclusive remedy of the parties for Losses arising out of or in connection with this Agreement and the transactions contemplated hereby, except as provided in Section 12.6(c) below, provided, however, that the foregoing limitation shall not limit the remedies available to the parties under any agreement entered into pursuant hereto or equitable remedies that may be available in respect of any breach of any covenant contained in this Agreement. The parties hereby acknowledge, without modifying the terms of this Agreement, that this Article 12 shall not limit any rights and remedies of any persons who become holders of AMP Common Stock pursuant to the Merger with respect to claims that such persons may have against AMP under federal or state securities laws that arise independently of the terms of this Agreement.

          (b) After the Closing, all obligations of IDX to indemnify under this Agreement shall be satisfied solely and exclusively under the terms of the Escrow Agreement, which Escrow Agreement provides for the delivery by the Escrow Agent to AMP, and the cancellation by AMP, of shares of AMP Common Stock having an aggregate value equal to the amount for which AMP is entitled to be indemnified. AMP's aggregate liability under this Article 12 shall be limited to and shall not exceed one-tenth (1/10) of the product of (a) the number of shares of AMP Common Stock included in the Merger Consideration, multiplied by
(b) the Average Trading Price.

          Except as provided otherwise pursuant to clauses (i) and (ii) of this paragraph, IDX shall not be liable for its indemnifications under this Article 12 unless and until the first time when the aggregate Losses indemnified by IDX under this Article 12 exceed One Hundred Fifty Thousand Dollars ($150,000) (the "IDX Threshold"), in which event IDX shall be liable for the full amount of such
 -------------
Losses (including the initial $150,000 thereof) subject to the terms of this
Article 12 and the Escrow Agreement; provided, however that (i) the IDX Threshold shall not apply to the breach of Sections 6.1(a), 6.2, 6.5 and 6.19, and (ii) IDX shall not be liable for its indemnifications under Section 12.2(b) unless and until the aggregate Losses indemnified by IDX under Section 12.2(b) exceed One Hundred Fifty Thousand Dollars ($150,000), in which event IDX shall be liable only for amount of such aggregate Losses to the extent such Losses exceed $150,000 (it being agreed, however, that this clause (ii) shall not limit the liability of IDX for its indemnifications under Section 12.2(a)).

          (c) The limitations on indemnification and remedies contained in this
Article 12 (including without limitation the limited duration of Survival Period and the other limitations in this Section 12.6) shall not apply to fraud or intentional misrepresentation by a party, in which case the Survival Period and the applicable representations and warranties shall survive thereafter with respect to such claim until the final disposition thereof.

          (d) The amount of any Losses subject to indemnification under Section
12.2 shall be calculated net of any amounts which are recovered by AMP or the Surviving Corporation under applicable insurance policies with respect to such Losses before the applicable claim for indemnification under Section 12.2 is paid pursuant to this Article 12 and the Escrow Agreement, and in the event they receive any recovery, the amount of such recovery shall be applied first, to reimburse AMP and the Surviving Corporation for their out-of-pocket expenses (including reasonable attorneys' fees) expended in pursuing such recovery, and any remainder shall be retained by AMP and offset against the amount of such Losses (net of any income tax payable by AMP on account of receiving such insurance proceeds, if any).

          In addition, all Losses subject to indemnification under Section 12.2 shall be calculated net of (i) any tax benefits which are realized by AMP as a result thereof for the year in which such Losses occurred, and (ii) the net present value (using a discount factor of 10.0% per annum and assuming AMP's income tax rates then in effect for any given period remain unchanged) of tax benefits which are reasonably certain of realization by AMP with respect to such Losses in subsequent tax years.

                                   ARTICLE 13
                              CERTAIN DEFINITIONS
                              -------------------

     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "Accredited Investor" means a Person that is an "accredited investor" within the meaning of the definition of "accredited investor" set forth in Rule 501 of Regulation D promulgated under the Securities Act.

     "Acquisition Proposal" shall mean any proposal or offer (in each case, whether or not in writing and whether or not delivered to the stockholders of IDX generally) to acquire in any manner, directly or indirectly, all or a substantial portion of the assets of, or a greater than 20% equity interest in, IDX or any of its Subsidiaries, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving IDX or any Subsidiary, division or operating or principal business unit of IDX, other than pursuant to the transactions contemplated by this Agreement.

     "Affiliate" shall mean, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities,
(c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

     "Affiliated Group" shall have the meaning set forth in Section 6.19(s).

     "Agreement" shall mean this Agreement and Plan of Merger.

     "AMP Material Adverse Effect" shall have the meaning set forth in Section 7.1.

     "AMP Common Stock" shall mean the common stock, $.01 par value, of AMP.

     "AMP Entities" shall mean AMP and all of its Subsidiaries and the AMP Practices.

     "AMP" shall mean AmeriPath, Inc., a Delaware corporation

     "AMP Practice" means each entity with which AMP or any Subsidiary of AMP has entered into a management services or similar agreement to provide medical practice management or similar services (each an "AMP Practice", and together the "AMP Practices")

     "Authority" shall mean any governmental, regulatory or administrative body, agency, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory agency, arbitrator authority, whether international, national, federal, state or local.

     "Average Trading Price" shall mean the average of the respective closing prices of the AMP Common Stock on the Nasdaq Stock Market during the ten trading days prior to the Closing Date, excluding after hours trading.

     "Claim" shall mean any action, claim, obligation, liability, expense, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

     "Closing Date" shall have the meaning set forth in Section 1.2.

     "Closing" shall mean the meaning set forth in Section 1.2.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" means IDX

     "Company Agreements" shall have the meaning set forth in Section 6.13.

     "Company Benefit Plans" shall have the meaning set forth in Section 6.15.

     "Company Termination Fee" shall have the meaning set forth in Section 11.3.

     "Company Affiliation Agreement" shall have the meaning set forth in Section
6.6 hereof.

     "Company Entities" shall mean IDX and all of its Subsidiaries and the Company Practices that are not Specified Practices.

     "Company Financial Statements" shall have the meaning set forth in Section 6.7.

     "Company Material Adverse Effect" shall have the meaning set forth in
Section 6.1.

     "Company Practice" shall have the meaning set forth in Section 6.6 hereof, and includes the Specified Practices.

     "Convertible Holder" shall mean a holder of IDX Options or IDX Warrants.

     "Dissenting Stockholder" shall have the meaning set forth in Section 3.6 hereof.

     "DOJ" shall have the meaning set forth in Section 8.12.

     "DVD Transaction" shall mean IDX's acquisition of assets of .Delaware Valley Dermatopathology, LLP, a Pennsylvania limited liability partnership ("DVD"), pursuant to an Asset

Purchase Agreement dated September 15, 2000, and the other transactions and agreements entered into in connection therewith.

     "DVD" means Delaware Valley Dermatopathology, LLP, a Pennsylvania limited liability partnership.

     "Effective Time" shall have the meaning set forth in Section 1.3.

     "Environmental Permits" shall have the meaning set forth in Section 6.17.

     "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer"
                                                                ---------------
within the meaning of Section 414(b), (c), (m) and (o) of the Code.

     "ERISA" shall mean the Employee Retirement Security Act of 1974, as amended.

     "Escrow Agent" shall have the meaning set forth in Section 3.7.

     "Escrow Agreement" shall have the meaning set forth in Section 3.7.

     "Escrow Shares" shall have the meaning set forth in Section 3.7.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Fund" shall have the meaning set forth in Section 4.1.

     "Exchange Ratio" has the meaning set forth in Section 3.1.

     "FTC" shall have the meaning set forth in Section 8.12.

     "Government Programs" shall have the meaning set forth in Section 6.20.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "IDX Common Stock" shall mean the Common Stock, $.01 par value, of IDX.

     "IDX Convertible Securities" shall mean the IDX Warrants and the IDX
Options.

     "IDX Options" shall mean the options listed on Schedule 6.5(a) that allow
                                                    ---------------
the holder thereof to purchase shares of IDX Common Stock.

     "IDX Shareholders' Meeting" shall have the meaning set forth in Section
5.1.

     "IDX Subsidiary" means all Subsidiaries of IDX

     "IDX Warrants" shall mean the warrants listed on Schedule 6.5(a) that allow
                                                      ---------------
the holder thereof to purchase shares of IDX Common Stock.

     "IDX" shall mean Pathology Consultants of America, Inc., a Tennessee corporation, after giving effect to the June Merger Agreement.

     "Indemnitee" shall have the meaning set forth in Section 12.4.

     "Indemnitor" shall have the meaning set forth in Section 12.4.

     "Intellectual Property" shall mean all letters patent, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, copyrights and copyright registrations and applications, both domestic and foreign, owned, possessed or used by Borrower.

     "Investment Representation Letter" shall have the meaning set forth in the Preamble of this Agreement.

     "June Merger Agreement" shall mean the Agreement and Plan of Merger, by and among IDX, PCA Merger Corp, Pathsource, Inc. and the owners of Pathsource, Inc., dated as of May 31, 2000, which was consummated on June 30, 2000.

     "Knowledge" or "known," "to the knowledge of" or similar references shall mean, (i) in the case of knowledge of a corporation or other entity (other than in cases where clause (ii) of this definition applies), the actual knowledge of any of the directors or officers of such entity (except that with respect to the Company Entities, the term "directors and officers" for purposes of this definition shall mean only the following persons: Brian Carr, James Billington, William Brownie, William McDowell, Haywood Cochrane, Dan Lufkin, Frederick Bryant, Thomas Chesney, M.D., Robert Friedman, M.D., and Richard Jacoby, M.D.); and such knowledge as any of such persons should have reasonably known; and (ii) in the case of knowledge of any Company Entity with respect to the Specified Practices, the actual knowledge of any of Brian C. Carr, James E. Billington or William H. Brownie.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Licenses" shall have the meaning set forth in Section 6.25.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including, without limitation, any easement, right-of-way, zoning or similar restriction or title defect), lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

     "Medicare and Medicaid Programs" shall have the meaning set forth in
Section 6.20.

     "Merger Corp" shall mean AMP Merger Corp., a Tennessee corporation and a wholly owned subsidiary of AMP.

     "Merger Documents" shall have the meaning set forth in Section 6.1.

     "Merger" shall have the meaning set forth in the Preamble of the Agreement.

     "Pathsource" shall mean Pathsource, Inc., prior to giving effect to the June Merger Agreement.

     "PCA" shall mean Pathology Consultants of America, Inc., prior to giving effect to the June Merger Agreement.

     "Permitted Liens" means mortgages, encumbrances, security interests or liens of any nature whatsoever: (i) for taxes not yet due and payable, (ii) imposed by law (including, without limitation, mechanics', materialmen's, landlords', warehousemen's and carriers' liens) securing obligations incurred in the ordinary course of business which are not past due, (iii) that are disclosed in the Company Financial Statements, or (iv) that relate to immaterial properties or assets.

     "Person" shall mean any corporation, partnership, joint venture, company, syndicate, organization, association, trust, entity, joint stock company, unincorporated organization, Authority or natural person.

     "Prior Transactions" shall mean all of the predecessor transactions, whether pursuant to stock, asset or merger or similar transactions, which now comprise the Company Entities.

     "Private Programs" shall have the meaning set forth in Section 6.20.

     "Proxy Statement" shall have the meaning set forth in Section 8.13.

     "Reimbursement Claims" shall have the meaning set forth in Section 12.2.

     "Remuneration" shall have the meaning set forth in Section 6.22.

     "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

     "SEC Reports" shall have the meaning set forth in Section 7.6.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shareholders" shall mean the holders of the IDX Common Stock and the IDX Convertible Securities.

     "Shareholders' Representative" means Questor Partners Fund, L.P. in its capacity as the Shareholders' Representative under this Agreement and the Escrow Agreement.

     "Signing Shareholders" shall mean the meaning set forth in the Preamble to this Agreement.

     "Specified Practices" means the entities identified as "Specified Practices" in the Schedules to Section 6.6 hereto.

     "Subsidiary" shall mean any Person of which a majority of the outstanding voting or equity securities or other voting equity interests are owned, directly or indirectly (but in the case of Subsidiaries of IDX, Subsidiary does not include the following Company Practice which is owned by a nominee: Institute for Dermatopathology, P.C.; and in the case of Subsidiaries of AMP, Subsidiary does not mean any AMP Practice that is owned by a nominee or by a trust or which is a Texas 5.01(a) non-profit corporation).

     "Superior Proposal" shall mean any Acquisition Proposal that is a bona fide offer made by a Person other than AMP, Merger Corp. or any of their respective Affiliates to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than fifty percent (50.0%) of the shares of IDX Common Stock then outstanding, or all or substantially all the assets of the Company Entities, and otherwise on terms which the Board of Directors of the Company determines in good faith (based on consultation with its financial adviser of nationally recognized reputation) to be (1) reasonably capable of being completed (taking into account legal, financial, regulatory and other aspects of the proposal and the person or entity making the proposal, including the availability of financing therefor), and (2) more favorable to the Company's stockholders than the transactions contemplated by this Agreement.

     "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

     "Tax" shall mean any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and "Taxes" means any or
                                                           -----
all of the foregoing collectively.

     "TBCA" shall have the meaning set forth in Section 1.3.

     "Voting Agreement" shall have the meaning set forth in the Preamble of this Agreement.

     "Voting Shareholders" shall mean the Signing Shareholders and any other Shareholders holding shares of IDX Common Stock that sign and deliver a Voting Agreement.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                                   ARTICLE 14
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     14.1    Notices.
             -------

          (a) Any notice sent in accordance with the provisions of this Section
14.1 shall be deemed to have been received (even if delivery is refused or unclaimed) on the date which is: (i) the date of proper posting, if sent by certified U.S. mail or by express U.S. mail or private overnight courier; or
(ii) the date on which sent, if sent by facsimile transmission, with confirmation and with the original to be sent by certified U.S. mail, addressed as follows:

          If to IDX:                Pathology Consultants of America, Inc.
                                    20 Burton Hills Boulevard, Suite 400
                                    Nashville, Tennessee 37215
                                    Telecopy Number: (615) 665-1157
                                    Attention: Mr. Brian C. Carr

          Copy to Counsel:          Alston & Bird LLP
                                    One Atlantic Center
                                    1201 W. Peachtree Street
                                    Atlanta, Georgia 30309
                                    Telecopy Number:  (404) 881-4777
                                    Attention:  Steven L. Pottle, Esq.

          If to AmeriPath:          AmeriPath, Inc.
                                    7289 Garden Road, Suite 200
                                    Riviera Beach, Florida 33404
                                    Attn:  James C. New, President

          Copy to Counsel:          Greenberg Traurig, P.A.
                                    515 East Las Olas Boulevard, Suite 1500
                                    Fort Lauderdale, Florida 33301
                                    Attn:  Daniel H. Aronson, Esq.

          If to the Shareholders'   c/o Questor Management Company
          Representative:           4000 Town Center, Suite 530
                                    Southfield, Michigan  48075
                                    Attn:  Frederick L. McDonald, II

          (b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 14.1.

      14.2  Expenses.  Except as otherwise provided in this Agreement, each of
            --------
the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including any fees of brokers, finders investment bankers or other agents or incurred to obtain a fairness opinion.

      14.3  Further Assurances.  Each party covenants that at any time, and
            ------------------
from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

      14.4  Waiver.  Any failure on the part of any party to comply with any
            ------
of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

      14.5  Assignment.  Merger Corp may assign its rights under this Agreement
            ----------
to any affiliated entity of AMP; otherwise, this Agreement shall not be assignable by any of the parties hereto without the written consent of all other parties.

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

      14.6  Binding Effect.  This Agreement shall be binding upon and inure to
            --------------
the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns. This Agreement shall survive the Closing and not be merged therein.

      14.7  Headings.  The headings contained in this Agreement are for
            --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14.8  Entire Agreement.  This Agreement and the Exhibits, Schedules,
            ----------------
certificates and other documents attached or delivered pursuant hereto or incorporated herein by reference, and the Confidentiality Agreement, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

      14.9  Governing Law; Severability.  This Agreement shall be governed by
            ---------------------------
and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws. The provisions of this Agreement are severable and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

     14.10  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.11  [intentionally omitted]
            -----------------------

     14.12  Schedules and Exhibits.  All Schedules and Exhibits attached to
            ----------------------
this Agreement are by reference made a part hereof.

     14.13  [intentionally omitted].
            -----------------------

     14.14  Enforcement of Agreement.  Except as otherwise provided herein,
            ------------------------
any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to the parties, each party shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement is invalid or more restrictive than permitted under the governing law of such jurisdiction, or that any specified monetary remedy (including without limitation any provision relating to liquidated damages) is in an amount greater than permitted under the governing law of such jurisdiction, then only as to enforcement of such provisions or remedy within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction or amount, as the case may be, permitted under such governing law.

                         [signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the date first written above.

                             AMERIPATH, INC.

                             By:___________________________________________
                             Name:  James C. New
                             Title:  President and Chief Executive Officer

                             AMP MERGER CORP.

                             By:___________________________________________
                             Name:  Robert P. Wynn
                             Title:  President

                             PATHOLOGY CONSULTANTS OF AMERICA, INC.

                             By:___________________________________________
                             Name:  Brian C. Carr
                             Title:  Chief Executive Officer

                               LIST OF SCHEDULES

Schedule 2.3             -  Officers and Directors

Schedule 6.1(a)          -  Organization, Authority and Capacity

Schedule 6.3             -  Conflicting Agreements and Required Consents

Schedule 6.5(a)          -  Outstanding & Authorized Capitalization

Schedule 6.5(b)          -  IDX Subsidiaries

Schedule 6.6(a)          -  Affiliated Practices, Management and Affiliation
                            Contracts

Schedule 6.6(b)          -  Affiliated Practices, Management and Affiliation
                            Contracts

Schedule 6.6(c)          -  Subsidiaries of IDX & Specified Practices

Schedule 6.6(d)          -  Physicians Without Non Competes of at Least One Year

Schedule 6.7             -  Financial Statements

Schedule 6.8             -  Absence of Changes

Schedule 6.9             -  No Undisclosed Liabilities

Schedule 6.10            -  Litigation

Schedule 6.11            -  No Violation of Law

Schedule 6.12(a)         -  Real and Personal Property

Schedule 6.12(b)         -  Real Property Owned or Leased

Schedule 6.13            -  Contracts and Commitments

Schedule 6.14(a)         -  Employees, Directors and Officers for IDX and
                            Subsidiaries, Specified Practice Presidents

Schedule 6.14(b)         -  Employment and Labor Matters

Schedule 6.14(c)         -  Employment and Labor Matters

Schedule 6.15            -  Pension and Benefit Plans

Schedule 6.16            -  Insurance Policies

Schedule 6.16(b)         -  Denial of Insurance

Schedule 6.17            -  Environmental Matters

Schedule 6.18(a)         -  Accounts Receivable

Schedule 6.18(b)         -  Accounts Payable

Schedule 6.19(c)         -  Taxes

Schedule 6.19(g)         -  Taxes

Schedule 6.19(h)         -  Taxes

Schedule 6.19(i)         -  Taxes

Schedule 6.19(j)         -  Taxes

Schedule 6.19(l)         -  Taxes

Schedule 6.19(n)         -  Taxes

Schedule 6.19(p)         -  Taxes

Schedule 6.20(a)         -  Licenses, Authorizations and Provider Programs

Schedule 6.20(b)         -  Licenses, Permits and Authorizations

Schedule 6.20(c)         -  Filings and Reports

Schedule 6.21(a)         -  Inspection and Investigations

Schedule 6.21(b)         -  Compliance Program

Schedule 6.22            -  Certain Relationships

Schedule 6.23(a)         -  Health Care Laws and Regulations

Schedule 6.23(c)         -  Health Care Laws and Regulations

Schedule 6.23(d)         -  Health Care Laws and Regulations

Schedule 6.23(e)         -  Health Care Laws and Regulations

Schedule 6.23(f)         -  Health Care Laws and Regulations

Schedule 6.24            -  Interested Transactions

Schedule 6.25(a)         -  Intellectual Property

Schedule 6.25(b)         -  Intellectual Property Registrations

Schedule 6.25(c)         -  Computer Programs

Schedule 6.25(d)         -  Intellectual Property

Schedule 6.28            -  Opinion of Financial Advisor

Schedule 6.29            -  Signing Shareholders

Schedule 6.31            -  DVD Violations

Schedule 6.34            -  Brokerage

Schedule 7.3             -  Absence of Conflicting Agreements or Required
                            Consents

Schedule 7.5             -  Outstanding & Authorized Capitalization

Schedule 7.7             -  Absence of Changes

Schedule 7.8             -  Liabilities

Schedule 7.9             -  Violation of Law

Schedule 7.13            -  Litigation

Schedule 7.14            -  Inspections and Investigations

Schedule 7.15(a)         -  Health Care Laws and Regulations

Schedule 7.15(c)         -  Health Care Laws and Regulations

Schedule 7.15(e)         -  Health Care Laws and Regulations

Schedule 7.15(f)         -  Health Care Laws and Regulations

Schedule 8.4             -  Negative Covenants

Schedule 8.17               Closing Working Capital

                               LIST OF EXHIBITS

Exhibit A       -  Voting Agreement

Exhibit B       -  Investment Representation Letter

Exhibit C       -  [intentionally omitted]

Exhibit D       -  Escrow Agreement

Exhibit E       -  Affiliate Agreements

Exhibit F       -  Registration Rights Agreement

Exhibit G       -  Resignations and Releases

Exhibit H       -  IDX Counsel's Opinion

Exhibit I       -  Management Employment Agreements

Exhibit J       -  AMP Counsel's Opinion